                                                                   EXHIBIT 10

===============================================================================


                     AMENDED AND RESTATED CREDIT AGREEMENT

                                     among

                              KHPP HOLDINGS, INC.,

                        HOLLEY PERFORMANCE PRODUCTS INC.

                                      and

                           CREDIT AGRICOLE INDOSUEZ,

                            as Administrative Agent,

                                 COMERICA BANK,

                                  as Co-Agent,

                                      and

                     THE LENDING INSTITUTIONS LISTED HEREIN

                                ----------------

                            Dated as of May 15, 1998

                 Amended and Restated as of September 20, 1999

                                ----------------

                                  $25,000,000


===============================================================================

                               TABLE OF CONTENTS



                                                                                                                      Page

SECTION 1.  Amount and Terms of Credit..................................................................................2

            1.01.  Commitments..........................................................................................2
            1.02.  Minimum Amount of Each Borrowing; Maximum Number of Borrowings.......................................2
            1.03.  Notice of Borrowings.................................................................................3
            1.04.  Disbursement of Funds................................................................................4
            1.05.  Notes................................................................................................5
            1.06.  Continuations and Conversions........................................................................6
            1.07.  Pro rata Borrowings..................................................................................7
            1.08.  Interest.............................................................................................7
            1.09.  Interest Periods.....................................................................................9
            1.10.  Special Provisions Governing Reserve Adjusted Eurodollar Loans......................................10
            1.11.  Capital Requirements................................................................................14
            1.12.  Total Revolving Loan Commitments; Limitations on Outstanding Loan Amounts...........................15
            1.13.  Letters of Credit...................................................................................15
            1.14.  Restatement Effective Date; Effect of Restatement...................................................26

SECTION 2.  Commitments................................................................................................27

            2.01.  Voluntary Reduction of Commitments..................................................................27
            2.02.  Mandatory Adjustments of Commitments, etc...........................................................28
            2.03.  Commitment Commission...............................................................................28

SECTION 3.  Payments...................................................................................................29

            3.01.  Voluntary Prepayments...............................................................................29
            3.02.  Mandatory Prepayments...............................................................................29
            3.03.  Method and Place of Payment.........................................................................31
            3.04.  Net Payments........................................................................................32
            3.05.  Replacement of Banks................................................................................35


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



SECTION 4.  Conditions Precedent..........................................................................................36

            4.01.  Conditions Precedent to Effectiveness of Agreement.....................................................36
            4.02.  Conditions Precedent to All Revolving Loans............................................................41
            4.03.  Conditions Precedent to All Letters of Credit..........................................................43

SECTION 5.  Representations, Warranties and Agreements....................................................................44

            5.01.  Corporate Status.......................................................................................44
            5.02.  Corporate Power and Authority; Business................................................................45
            5.03.  No Violation...........................................................................................45
            5.04.  Litigation.............................................................................................46
            5.05.  Use of Proceeds........................................................................................46
            5.06.  Governmental Approvals, etc............................................................................46
            5.07.  Investment Company Act.................................................................................46
            5.08.  Public Utility Holding Company Act.....................................................................47
            5.09.  True and Complete Disclosure...........................................................................47
            5.10.  Environmental Investigations...........................................................................48
            5.11.  Financial Condition; Financial Statements; Projections.................................................48
            5.12.  Year 2000..............................................................................................50
            5.13.  Security Interests.....................................................................................51
            5.14.  Tax Returns and Payments...............................................................................51
            5.15.  ERISA..................................................................................................52
            5.16.  Subsidiaries...........................................................................................52
            5.17.  Patents, etc...........................................................................................52
            5.18.  Compliance with Laws, etc..............................................................................53
            5.19.  Properties.............................................................................................53
            5.20.  Securities.............................................................................................54
            5.21.  Collective Bargaining Agreements.......................................................................54
            5.22.  Indebtedness Outstanding...............................................................................54
            5.23.  Environmental Protection...............................................................................55

SECTION 6.  Affirmative Covenants.........................................................................................57

            6.01.  Information Covenants..................................................................................57
            6.02.  Books, Records and Inspections.........................................................................62
            6.03.  Maintenance of Property; Insurance.....................................................................63

                                      -ii-

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


            6.04.  Payment of Taxes.......................................................................................64
            6.05.  Corporate Franchises...................................................................................64
            6.06.  Compliance with Statutes, etc..........................................................................64
            6.07.  ERISA..................................................................................................64
            6.08.  Subsidiary Guarantees..................................................................................65
            6.09.  End of Fiscal Years; Fiscal Quarters...................................................................65
            6.10.  Use of Proceeds........................................................................................65
            6.11.  Interest Rate Protection...............................................................................65
            6.12.  Equal Security for Revolving Loans and Revolving Notes; No Further Negative Pledges....................66
            6.13.  Lender Meeting.........................................................................................66
            6.14.  Year 2000..............................................................................................66
            6.15.  Security Interests.....................................................................................67
            6.16.  Environmental Events...................................................................................67

SECTION 7.  Negative Covenants............................................................................................68

            7.01.  Changes in Business....................................................................................68
            7.02.  Amendments or Waivers of Certain Documents.............................................................69
            7.03.  Liens..................................................................................................69
            7.04.  Indebtedness...........................................................................................71
            7.05.  Sale or Discount of Receivables........................................................................72
            7.06.  Advances, Investments and Loans........................................................................73
            7.07.  Prepayments of Indebtedness, etc.......................................................................74
            7.08.  Dividends, etc.........................................................................................74
            7.09.  Transactions with Affiliates...........................................................................75
            7.10.  Total Interest Coverage Ratio..........................................................................76
            7.11.  Sale and Lease-Backs...................................................................................77
            7.12.  Leverage Ratio.........................................................................................77
            7.13.  Minimum Consolidated EBITDA............................................................................78
            7.14.  Issuance of Subsidiary Stock...........................................................................78
            7.15.  Disposition of Assets..................................................................................79
            7.16.  Contingent Obligations.................................................................................79
            7.17.  Holdings' Equity Sales and Net Financing Proceeds......................................................80
            7.18.  Merger and Consolidations..............................................................................80

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



SECTION 8.  Events of Default.............................................................................................80

            8.01.  Payments...............................................................................................80
            8.02.  Representations, etc...................................................................................81
            8.03.  Covenants..............................................................................................81
            8.04.  Default Under Other Agreements.........................................................................81
            8.05.  Bankruptcy, etc........................................................................................81
            8.06.  ERISA..................................................................................................82
            8.07.  Security Documents.....................................................................................82
            8.08.  Guarantees.............................................................................................83
            8.09.  Judgments..............................................................................................83
            8.10.  Ownership..............................................................................................83
            8.11.  Environmental Expenditures.............................................................................83

SECTION 9.  Definitions...................................................................................................84


SECTION 10.  The Agents..................................................................................................116

            10.01.  Appointment..........................................................................................116
            10.02.  Delegation of Duties.................................................................................116
            10.03.  Exculpatory Provisions...............................................................................117
            10.04.  Reliance by the Agents...............................................................................117
            10.05.  Notice of Default....................................................................................118
            10.06.  Non-Reliance on Agent and Other Banks................................................................118
            10.07.  Indemnification......................................................................................119
            10.08.  The Agents in Their Individual Capacities............................................................120
            10.09.  Successor Administrative Agent.......................................................................120
            10.10.  Resignation by Administrative Agent..................................................................121
            10.11.  Co-Agent.............................................................................................122

SECTION 11.  Miscellaneous...............................................................................................122

            11.01.  Payment of Expenses, etc.............................................................................122
            11.02.  Right of Setoff......................................................................................123
            11.03.  Notices..............................................................................................124
            11.04.  Benefit of Agreement.................................................................................124
            11.05.  No Waiver; Remedies Cumulative.......................................................................127
            11.06.  Payments Pro rata....................................................................................128
            11.07.  Calculations; Computations...........................................................................128


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


            11.08.  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.....................................................129
            11.09.  Counterparts.........................................................................................130
            11.10.  Effectiveness........................................................................................131
            11.11.  Headings Descriptive.................................................................................131
            11.12.  Amendment or Waiver..................................................................................131
            11.13.  Survival.............................................................................................132
            11.14.  Domicile of Loans....................................................................................132
            11.15.  Waiver of Jury Trial.................................................................................132
            11.16.  Independence of Covenants............................................................................132
            11.17.  Affirmation of Guarantees............................................................................132

Annex I                -      List of Banks
Annex II               -      Bank Addresses
Annex III              -      Summary of Corporate Insurance Policies
Annex IV               -      Schedule of Subsidiaries
Annex V                -      Schedule of Existing Indebtedness
Annex VI               -      Schedule of Collective Bargaining Agreements
Annex VII              -      Environmental
Annex VIII                    [Intentionally Omitted]
Annex IX               -      Environmental Contingency
Annex X                -      Liens

Exhibit A              -      Form of Revolving Note
Exhibit B              -      Form of Opinion of Hunton & Williams
Exhibit C-1            -      Form of Holdings Guarantee
Exhibit C-2            -      Form of Subsidiary Guarantee
Exhibit D              -      Form of Security Agreement
Exhibit E-1            -      Form of Notice of Assignment
Exhibit E-2            -      Form of Assignment and Assumption Agreement
Exhibit F              -      Form of Notice of Borrowing
Exhibit G              -      Form of Notice of Continuation/Conversion
Exhibit H              -      Form of Officers' Solvency Certificate
Exhibit I              -      Form of Borrowing Base Certificate
Exhibit J              -      Form of Officer's Certificate Regarding
                                 Environmental Review

         AMENDED AND RESTATED CREDIT AGREEMENT, among KHPP HOLDINGS, INC., a Delaware corporation ("Holdings"), HOLLEY PERFORMANCE PRODUCTS INC., a Delaware corporation (the "Borrower"), the lending institutions listed in Annex I (each a "Bank" and, collectively, the "Banks"), COMERICA BANK, as co-agent for the Banks (in such capacity, the "Co-Agent") and CREDIT AGRICOLE INDOSUEZ ("Indosuez"), as the administrative agent and collateral agent for the Banks (in such capacities, the "Administrative Agent" and, together with the Co-Agent, "Agents"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 9 are used herein as so defined.


                              W I T N E S S E T H:


         WHEREAS, Holdings, the Borrower, Agents and the Banks entered into the Credit Agreement (the "Original Credit Agreement") dated May 15, 1998, as amended by Amendment No. 1 dated July 31, 1998, Amendment No. 2 dated September 11, 1998, Amendment No. 3 dated October 21, 1998, Amendment No. 4 dated March 11, 1999, Amendment No. 5 dated May 28, 1999 and Amendment No. 6 dated July 29, 1999;

         WHEREAS, the Borrower is offering to investors $150,000,000 aggregate principal amount of 12 1/4% senior notes due 2007 ("Senior Notes"), the proceeds of which will be used in part (i) to repay the Term Loans (as defined in the Original Credit Agreement) in full and (ii) to repay temporarily outstanding Revolving Loans, in each case including all accrued interest thereon;

         WHEREAS, Borrower has requested that the Banks amend and restate the Original Credit Agreement to reflect the repayment in full of all Term Loans (as defined in the Original Credit Agreement) and make available to Borrower the revolving credit facilities described herein;

         WHEREAS, Borrower has requested that the Banks amend and restate the General Security Agreement to provide, inter alia, for security with respect to inventory, accounts receivable and pledges of the capital stock of the Borrower and its Subsidiaries; and

         WHEREAS, the Banks are willing to amend and restate the Original Credit Agreement and to make available the revolving credit facility provided for herein.

         NOW, THEREFORE, IT IS AGREED:

         SECTION 1. Amount and Terms of Credit.

         1.01. Commitments. Subject to and upon the terms and conditions herein set forth, each Bank severally agrees to make a loan or loans to the Borrower, which loans (each a "Revolving Loan" and, collectively, the "Revolving Loans")
(i) shall be made at any time and from time to time on or after the Closing Date and prior to the Revolving Loan Commitment Termination Date; provided that in no event shall the aggregate amount of Revolving Loans at any time exceed $25,000,000, (ii) except as hereinafter provided, shall initially be Base Rate Loans and shall, at the Borrower's option and subject to the terms hereof, thereafter be converted into Reserve Adjusted Eurodollar Loans; provided that all Revolving Loans made by all Banks pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Loans of the same Type, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed for any Bank at any time outstanding the Revolving Loan Commitment of such Bank at such time and (v) shall not be made if the aggregate principal amount of Revolving Loans then outstanding, after giving effect to the Revolving Loan requested by the relevant Notice of Borrowing, plus the then outstanding Letters of Credit Usage, after giving effect to the issuance of all Letters of Credit subject to outstanding requests for issuance, would exceed the lesser of the Borrowing Base as shown in the Borrowing Base Certificate that was last required to be delivered pursuant to Section 6.01 or the Total Revolving Loan Commitment.

         1.02. Minimum Amount of Each Borrowing; Maximum Number of Borrowings. The minimum aggregate principal amount of any Borrowing shall be the Minimum Borrowing Amount (other than a Borrowing under the Loan Facility of Base Rate Loans such that the total amount of Revolving Loans to be outstanding after giving effect to such Borrowing shall be equal to the Total Revolving Commitment) and, if greater, shall be in integral multiples of $100,000. More than one Borrowing may be incurred on any date; provided that at no time shall there be outstanding more than 6 Borrowings of Reserve Adjusted Eurodollar Loans.

         1.03. Notice of Borrowings. Whenever the Borrower desires that the Banks make Reserve Adjusted Eurodollar Loans under the Loan Facility, an Authorized Officer of the Borrower shall give the Administrative Agent at the Administrative Agent's Office prior to Noon (New York time) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each such Borrowing of Reserve Adjusted Eurodollar Loans. Whenever the Borrower desires that the Banks make Base Rate Loans under the Loan Facility after the Closing Date an Authorized Officer of the Borrower shall give the Administrative Agent at the Administrative Agent's Office prior to Noon (New York time) on the proposed date of such Borrowing prior written notice (or telephonic notice promptly confirmed in writing) of each such Borrowing of Base Rate Loans. Each such notice, which shall be substantially in the form of Exhibit F hereto (each a "Notice of Borrowing"), shall be irrevocable, shall be deemed a representation by the Borrower that all conditions precedent to such Borrowing have been satisfied and shall specify
(i) the aggregate principal amount in U.S. dollars of the Revolving Loans to be made pursuant to such Borrowing, all of which shall be specified in such manner as is necessary to comply with all limitations on Revolving Loans outstanding hereunder, including without limitation, availability under the Borrowing Base as shown by the Borrowing Base Certificate that was last required to be delivered pursuant to Section 6.01, (ii) the requested date of Borrowing (which shall be a Business Day in the United States) and (iii) for notices delivered after the Closing Date, whether the respective Borrowing shall consist of Base Rate Loans or Reserve Adjusted Eurodollar Loans and, if Reserve Adjusted Eurodollar Loans, the requested Interest Period to be initially applicable thereto. The Administrative Agent shall as promptly as practicable give each Bank written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Bank's proportionate share thereof and of the other matters covered by the Notice of Borrowing.

         1.04. Disbursement of Funds. (a) No later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing, each Bank will make available to the Administrative Agent in New York its pro rata portion of each Borrowing requested to be made on such date in the manner provided below.

         (b) Each Bank shall make available all amounts it is to fund under any Borrowing on or after the Closing Date in immediately available funds to the Administrative Agent to the account specified therefor by the Administrative Agent or if no account is so specified at the Administrative Agent's Office and the Administrative Agent will make such funds available to the Borrower by depositing to the account specified therefor by the Borrower or if no account is so specified to its account at the Administrative Agent's Office the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Bank prior to the date of any such Borrowing that such Bank does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank and the Administrative Agent has made such corresponding amount available to the Borrower, the Administrative Agent shall be entitled to recover such amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Bank, the Federal Funds Rate or

(y) if paid by the Borrower (and/or one or more other Credit Parties), the then applicable rate of interest, calculated in accordance with Section 1.08, for the respective Loans. The Administrative Agent shall also be entitled to recover from any Bank an amount equal to any other losses incurred by the Administrative Agent as a result of the failure of such Bank to provide such amount as provided in this Agreement.

         (c) Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its Commitment hereunder or to prejudice any rights which the Borrower or any other Credit Party may have against any Bank as a result of any default by such Bank hereunder.

         1.05. Notes. (a) The Borrower's obligation to pay the principal of and interest on all the Loans made to it by each Bank shall be evidenced by a promissory note (each, a "Revolving Note" and, collectively, the "Revolving Notes") duly executed and delivered by the Borrower substantially in the form of Exhibit A hereto, with blanks appropriately completed in conformity herewith.

         (b) The Revolving Note of the Borrower issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Closing Date, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank and be payable in the aggregate principal amount of the Revolving Loans evidenced thereby, (iv) mature, with respect to each Revolving Loan evidenced thereby, on the Revolving Maturity Date, (v) be subject to mandatory prepayment as provided in Section 3.02, (vi) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Reserve Adjusted Eurodollar Loans, as the case may be, evidenced thereby and (vii) be entitled to the benefits of this Agreement and the other applicable Credit Documents.

         (c) Each Bank will note on its internal records the amount of each Revolving Loan made by it and each payment in respect thereof and will, prior to any transfer of any of its Notes, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the Borrower's or any Credit Party's obligations hereunder or under the other applicable Credit Documents in respect of such Revolving Loans.

         (d) Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, Revolving Notes shall only be delivered to Banks which at any time specifically request the delivery of such Notes. No failure of any Bank to request or obtain a Revolving Note evidencing its Revolving Loans of any kind or to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Revolving Loans (and all related Obligations) which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guarantees therefor provided pursuant to the various Credit Documents. Any Bank which does not have a Revolving Note evidencing its outstanding Revolving Loans shall in no event be required to make the notations on a Note otherwise described in the preceding clause (c). At any time when any Bank requests the delivery of a Revolving Note to evidence its Loans of any kind, the Borrower shall promptly execute and deliver to the respective Bank the requested Revolving Note or Revolving Notes in the appropriate amount or amounts to evidence such Revolving Loans.

         1.06. Continuations and Conversions. The Borrower shall have the option to convert on any Business Day all or a portion (which portion shall not be less than the Minimum Borrowing Amount) of the outstanding principal amount of the Revolving Loans owing by the Borrower into a Borrowing or Borrowings of another Type of Revolving Loan; provided that (i) except as otherwise provided in Section 1.10(b), Reserve Adjusted Eurodollar Loans may be converted into Base Rate Loans or continued as Reserve Adjusted Eurodollar Loans only on the last day of an Interest Period applicable thereto, (ii) no such partial conversion of Reserve Adjusted Eurodollar Loans shall reduce the outstanding principal amount of Reserve Adjusted Eurodollar Loans under the Loan Facility (or Portion thereof) made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (iii) an outstanding Revolving Loan may only be continued as or converted into Reserve Adjusted Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion or continuation and (iv) Borrowings resulting from conversions pursuant to this Section 1.06 shall be limited in amount and number as provided in Section 1.02. Each such conversion (or continuation) shall be effected by the Borrower by giving the Administrative Agent at the Administrative Agent's Office prior to Noon (New York time) at least three Business Days' (or the same Business Day in the case of a conversion into or continuation of Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Continuation/Conversion") specifying the Revolving Loans to be so converted or continued, the Type of Revolving Loans to be converted into and, if to be converted into or continued as Reserve Adjusted Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank notice as promptly as practicable of any such proposed conversion affecting any of its Revolving Loans. Notwithstanding the foregoing or the provisions of Section 1.09, if a Default or Event of Default is in existence at the time any Interest Period in respect of any Borrowing of Reserve Adjusted Eurodollar Loans is to expire, such Revolving Loans may not be continued as Reserve Adjusted Eurodollar Loans but instead shall be automatically converted on the last day of such Interest Period into Base Rate Loans. If no Notice of Continuation/Conversion has been duly delivered with respect to a Reserve Adjusted Eurodollar Loan on or before the third Business Day prior to the last day of the Interest Period applicable thereto, such Reserve Adjusted Eurodollar Loan shall be automatically converted into a Base Rate Loan.

         1.07. Pro Rata Borrowings. All Borrowings under this Agreement shall be loaned by the Banks pro rata on the basis of their Revolving Loan Commitments. No Bank shall be responsible for any default by any other Bank in its obligation to make Revolving Loans hereunder and each Bank shall be obligated to make the Revolving Loans provided to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitments hereunder.

         1.08. Interest. (a) The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) (or unless sooner converted into a Reserve Adjusted

Eurodollar Loan) at a rate per annum equal to the sum of (i) the Base Rate in effect from time to time and (ii) the applicable Interest Margin.

         (b) The unpaid principal amount of each Reserve Adjusted Eurodollar Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) (or unless sooner converted to a Base Rate Loan) at a rate per annum equal to the sum of (i) the Eurodollar Rate and
(ii) the applicable Interest Margin.

         (c) The unpaid principal amount of each Revolving Loan, upon the occurrence and during the continuance of a payment default specified in Section
8.01 or an Event of Default, overdue principal and, to the extent permitted by law, overdue interest in respect of each Revolving Loan shall bear interest at a rate per annum equal to 2% plus the rate of interest applicable to such Revolving Loan in effect from time to time; provided that the amount of the unpaid principal and overdue principal of each Reserve Adjusted Eurodollar Loan shall bear interest at the rate of interest applicable thereto plus 2% for the balance of the then current Interest Period.

         (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each March, June, September, and December beginning September 30, 1999; (ii) in respect of each Reserve Adjusted Eurodollar Loan, in arrears on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first date of such Interest Period; and (iii) in respect of each Loan, on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand. Notwithstanding the foregoing, interest payable at the rate provided in Section 1.08(c) shall be payable on demand.

         (e) All computations of interest hereunder shall be made in accordance with Section 11.07(b).

         (f) The Administrative Agent, upon determining the interest rate for any Borrowing of Reserve Adjusted Eurodollar Loans for any Interest Period, shall promptly notify the Borrower and the Banks thereof. Such determination shall, absent manifest error, be final, conclusive and binding upon all parties hereto.

         1.09. Interest Periods. At the time the Borrower gives a Notice of Borrowing or Notice of Continuance/Conversion in respect of the making of, continuance of, or conversion into, a Borrowing of Reserve Adjusted Eurodollar Loans, it shall have the right to elect, by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing), the Interest Period applicable to the Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three or six month period. Notwithstanding anything to the contrary contained above:

         (a) the initial Interest Period for any Borrowing of Reserve Adjusted Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the date on which the next preceding Interest Period expires;

         (b) if any Interest Period relating to a Borrowing of Reserve Adjusted Eurodollar Loans begins on a date for which there is no numerically corresponding date in the calendar month in which such Interest Period ends, such Interest Period shall end on the last Business Day of such calendar month;

         (c) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period in respect of a Reserve Adjusted Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and

         (d)   no Interest Period shall extend beyond the Revolving Maturity
     Date.

         1.10. Special Provisions Governing Reserve Adjusted Eurodollar Loans. Notwithstanding any other provision of this Agreement, the following provisions shall govern with respect to Reserve Adjusted Eurodollar Loans as to the matters covered:

         (a) On an Interest Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties hereto) the interest rate which shall apply to the Reserve Adjusted Eurodollar Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and to each Bank.

         (b) In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clause (ii) or (iii) below, any Bank shall have determined (which determination shall, absent manifest error, be final, conclusive and binding upon all parties hereto):

               (i) on any date for determining the Eurodollar Rate for any Interest Period that, by reason of any changes arising on or after the Effective Date affecting the interbank eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate;

               (ii) at any time that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Reserve Adjusted Eurodollar Loans or its obligation to make Reserve Adjusted Eurodollar Loans because of (x) any change since the Effective Date (including changes proposed or published prior to the Effective Date but taking effect thereafter) in any applicable law, governmental rule, regulation, guideline or order (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order) such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances affecting such Bank, the interbank eurodollar market, or the position of such Bank in such market; or

               (iii) at any time that the making or continuance of any Reserve Adjusted Eurodollar Loan has become unlawful by compliance by such Bank in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the interbank eurodollar market;

     then, and in any such event, the Administrative Agent in the case of clause (i) above or such Bank in the case of clause (ii) or (iii) above shall on such date give notice (by telephone confirmed in writing) to the Borrower and, in the case of clause (ii) or (iii), to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Reserve Adjusted Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Continuance/Conversion given by the Borrower with respect to the borrowing of or conversion into (including continuance of) Reserve Adjusted Eurodollar Loans which have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its reasonable discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the Borrower by such Bank shall, absent manifest error, be final, conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(c) as promptly as possible and, in any event, within the time period required by law.

          (c) At any time that any Reserve Adjusted Eurodollar Loan is affected by the circumstances described in Section 1.10(b)(ii) or (iii), the Borrower may (and in the case of a Reserve Adjusted Eurodollar Loan affected pursuant to Section 1.10(b)(iii) shall) either (i) if a Notice of Borrowing or Notice of Continuance/Conversion has been given with respect to the affected Reserve Adjusted Eurodollar Loan cancel said Notice of Borrowing or Notice of Continuance/Conversion by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Bank pursuant to Section 1.10(b)(ii) or (iii), or (ii) if the affected Reserve Adjusted Eurodollar Loan is then outstanding, upon at least three Business Days' notice to the Administrative Agent, require the affected Bank to convert each such Reserve Adjusted Eurodollar Loan into a Base Rate Loan, or prepay such Reserve Adjusted Eurodollar Loan; provided that if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(c); and provided, further, that the Borrower shall compensate any such affected Banks as set forth in Section 1.10(f).

          (d) Anything herein to the contrary notwithstanding, if on any Interest Rate Determination Date no Eurodollar Rate is available by reason of the inability of the Administrative Agent to determine such interest rate in accordance with the definition thereof, the Administrative Agent shall give the Borrower and each Bank prompt notice thereof and the Loans requested to be made as Reserve Adjusted Eurodollar Loans shall, subject to the applicable notice requirements, be made as Base Rate Loans.

          (e) Each Bank agrees that, as promptly as practicable after it becomes aware of the occurrence of any event or the existence of a condition that would cause it to be an affected Bank under Section 1.10(b)(ii) or (iii), it will, to the extent not inconsistent with such Bank's internal policies, use reasonable efforts to make, fund or maintain the affected Reserve Adjusted Eurodollar Loans of such Bank through another lending office of such Bank if as a result thereof the additional moneys which would otherwise be required to be paid in respect of such Loans pursuant to Section 1.10(b)(ii) would be materially reduced or the illegality or other adverse circumstances which would otherwise require prepayment of such Loans pursuant to Section 1.10(b)(iii) would cease to exist, and if, as determined by such Bank, in its reasonable discretion, the making, funding or maintaining of such Loans through such other lending office would not otherwise adversely affect such Loans or such Bank. The Borrower hereby agree to pay all reasonable expenses incurred by any Bank in transferring the Loans to another lending office of such Bank pursuant to this Section 1.10(e).

          (f) The Borrower shall compensate each Bank, upon written request by that Bank, for all reasonable losses, expenses and liabilities (including, without limitation, such factors as any interest paid by that Bank to lenders of funds borrowed by it to make or carry its Reserve Adjusted Eurodollar Loans and any loss sustained by that Bank in connection with re-employment of such funds (based upon the difference between the amount earned in connection with re-employment of such funds and the amount payable by the Borrower if such funds had been borrowed or remained outstanding) which that Bank may sustain with respect to the Borrower's Reserve Adjusted Eurodollar Loans: (i) if for any reason (other than a default or error by that Bank) a Borrowing of any such Reserve Adjusted Eurodollar Loan does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Continuance/

     Conversion or in a telephonic request for borrowing or conversion, or a successive Interest Period in respect of any such Reserve Adjusted Eurodollar Loan does not commence after notice therefor is given pursuant to Section 1.06, (ii) if any prepayment (as required by Sections 3.01 and 3.02, by acceleration or otherwise) or conversion of any of such Bank's Reserve Adjusted Eurodollar Loans to the Borrower occurs on a date which is not the last day of the Interest Period applicable to that Loan, (iii) if any prepayment of any such Bank's Reserve Adjusted Eurodollar Loans to the Borrower is not made on any date specified in a notice of prepayment given by the Borrower, or (iv) as a consequence of any other failure by the Borrower to repay such Bank's Reserve Adjusted Eurodollar Loans to the Borrower when required by the terms of this Agreement.

         1.11. Capital Requirements. If any Bank shall have determined that the adoption or effectiveness after the Effective Date of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank or such Bank's parent with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency (including in each case any such change proposed or published prior to the date hereof but taking effect thereafter), has or would have the effect of reducing the rate of return on such Bank's or such Bank's parent's capital or assets as a consequence of such Bank's obligations hereunder to a level below that which such Bank or such Bank's parent could have achieved but for such adoption, effectiveness or change or as a consequence of an increase in the amount of capital required to be maintained by such Bank (including in each case, without limitation, with respect to any Bank's Commitment or any Loan), then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or such Bank's parent, as the case may be, for such reduction. Each Bank, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.11, will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although any delay in giving any notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 1.11.

         1.12. Total Revolving Loan Commitments; Limitations on Outstanding Loan Amounts. The amount of the Total Revolving Loan Commitment is $25,000,000, including up to $3,000,000 of Letters of Credit; provided that no more than $5,000,000 of Revolving Loans may be incurred or remain outstanding on the Closing Date. Anything contained in this Agreement to the contrary notwithstanding, (a) in no event shall the sum of the aggregate principal amount of all Revolving Loans and Letters of Credit of any Bank at any time exceed such Bank's portion of the Total Revolving Loan Commitments, and (b) in no event shall the outstanding Revolving Loans and Letters of Credit Usage exceed the lesser of the Borrowing Base as shown in the Borrowing Base Certificate that was last required to be delivered pursuant to Section 6.01 or the Total Revolving Loan Commitments.

         1.13. Letters of Credit.

         (a) Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower set forth herein and in the other Credit Documents, in addition to requesting that the Banks make Revolving Loans pursuant to Section 1.03, the Borrower may request, in accordance with the provisions of this Section 1.13, that one or more Issuing Banks issue Letters of Credit for the account of the Borrower; provided that (i) the Borrower shall not request that any Bank issue any Letter of Credit and a Bank shall not issue any Letter of Credit, if after giving effect to such issuance the sum of (A) the Letters of Credit Usage on the date of such issuance, after giving effect to the issuance of all Letters of Credit subject to outstanding requests for issuance of a Letter of Credit, plus (B) the aggregate principal amount of Revolving Loans then outstanding, after giving effect to the making of all Revolving Loans then requested by all outstanding but unfunded Notices of

Borrowing, would exceed the lesser of the Borrowing Base as would be shown in the Borrowing Base Certificate that was last required to be delivered pursuant to Section 6.01 or the Total Revolving Loan Commitment then in effect, (ii) in no event shall any Issuing Bank issue (A) any Letter of Credit having an expiration date later than thirty (30) Business Days prior to the Revolving Maturity Date, after giving effect to any possible renewal of such Letter of Credit pursuant to the proviso to the following clause (ii)(B), (B) subject to the foregoing clause (ii)(A), any Letter of Credit having an expiration date more than one year after its date of issuance; provided that, subject to the foregoing clause (ii)(A), this clause (B) shall not prevent any Issuing Bank from issuing a Letter of Credit containing a provision to the effect that such Letter of Credit will automatically be renewed annually for a period not to exceed one year, so long as such renewable Letter of Credit provides that it shall not at any time be renewed for an additional year if (I) the Borrower notifies the Issuing Bank in writing one Business Day prior to the applicable renewal date that such Borrower elects to allow the Letter of Credit to expire without being renewed, or (II) the Issuing Bank or the Required Banks notify the Borrower in writing, prior to the date set forth in such Letter of Credit as the date by which the beneficiary thereof is to be notified whether such Letter of Credit is to be renewed, that such Letter of Credit shall not be so renewed, in which case such Letter of Credit shall not be so renewed, (C) any Letter of Credit, the initial stated amount of which is less than $100,000, or
(D) any Letter of Credit (I) as to which a drawing can be made in a location other than in the United States of America, (II) which is governed by laws other than the laws of the State of New York, without regard to the principles of conflicts of laws or (III) as to which the beneficiary is not required, by acceptance of the Letter of Credit, to be subject to the exclusive jurisdiction of any competent state or federal court in the State of New York with regard to such Letter of Credit and (iii) the Borrower shall not request that any Issuing Bank issue and no Issuing Bank shall issue any Letter of Credit if, after giving effect to such issuance and the issuance of all other requested Letters of Credit, the then outstanding Letters of Credit Usage in respect of all Letters of Credit would exceed $3,000,000. The issuance of any Letter of Credit in accordance with the provisions of this Section 1.13 shall be given effect in the calculation of the aggregate principal amount of Revolving Loans outstanding and the Letters of Credit Usage and shall require the satisfaction of each condition set forth in Sections 4.01, 4.02 and 4.03.

         Immediately upon the issuance of each Letter of Credit, each Bank other than the Issuing Bank or Banks shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Bank a participation (such participation of each Bank in each Letter of Credit being hereinafter referred to as its "Letter of Credit Participation") in such Letter of Credit and each drawing thereunder in an amount equal to such Bank's pro rata share (determined on the basis of such Bank's Revolving Loan Commitment) of the maximum amount which is or at any time may become available to be drawn thereunder.

         Each Letter of Credit may provide that the Issuing Bank may (but shall not be required to) pay the beneficiary thereof upon the occurrence of an Event of Default and the acceleration of the maturity of the Revolving Loans or, if payment is not then due to the beneficiary, provide for the deposit of funds in an account to secure payment to the beneficiary and that any funds so deposited shall be paid to the beneficiary of the Letter of Credit if conditions to such payment are satisfied or returned to the Issuing Bank for distribution to the Banks (or, if all Obligations shall have been indefeasibly paid in full, to the Borrower) if no payment to the beneficiary has been made and the final date available for drawings under the Letter of Credit has passed. Each payment or deposit of funds by an Issuing Bank as provided in this paragraph shall be treated for all purposes of this Agreement as a drawing duly honored by such Issuing Bank under the related Letter of Credit.

         (b) Request for Issuance. Whenever the Borrower desires the issuance of a Letter of Credit, it shall deliver to the Administrative Agent a request for issuance of a Letter of Credit no later than 1:00 P.M. (New York time) at least three Business Days, or such shorter period as may be agreed to by any Issuing Bank in any particular instance, in advance of the proposed date of issuance. The request for issuance with respect to any Letter of Credit shall specify (i) the proposed date of issuance (which shall be a business day under the laws of the jurisdiction of the Issuing Bank) of such Letter of Credit, (ii) the face amount of such Letter of Credit, (iii) the expiration date of such Letter of Credit and (iv) the name and address of the beneficiary of such Letter of Credit. As soon as practicable after delivery of such request for issuance of a Letter of Credit, the Issuing Bank for such Letter of Credit shall be determined as provided in Section 1.13(c). Prior to the date of issuance, the Borrower shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which, if presented by such beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Bank to make payment under the Letter of Credit; provided that the Issuing Bank, in its sole judgment, may require changes in any such documents and certificates; and provided, further, that no Letter of Credit shall require payment against a conforming draft to be made thereunder earlier than 1:00 P.M. in the time zone of the Issuing Bank on the Business Day (which shall be a business day under the laws of the jurisdiction of the Issuing Bank) next succeeding the Business Day (which shall be a Business Day under the laws of the jurisdiction of the Issuing Bank) that such draft is presented. In determining whether to pay under any Letter of Credit, the Issuing Bank shall be responsible only to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit. Promptly after receipt of a request for issuance of a Letter of Credit and the determination of the Issuing Bank thereof, the Administrative Agent shall notify each Bank of the proposed issuance, the identity of the Issuing Bank and the amount of each other Bank's respective participation therein, determined in accordance with Section 1.13(a).

         (c) Determination of Issuing Bank.

         (1) Upon receipt by the Administrative Agent of a request for issuance pursuant to Section 1.13(b) with respect to a Letter of Credit, in the event the Administrative Agent elects to issue such Letter of Credit, the Administrative Agent shall so notify the Borrower, and the Administrative Agent shall be the Issuing Bank with respect thereto. In the event that the Administrative Agent, in its sole discretion, elects not to issue such Letter of Credit, the Administrative Agent shall promptly so notify the Borrower, and the Borrower may request any other Bank to issue such Letter of Credit. Each such Bank so requested to issue such Letter of Credit shall promptly notify the Borrower and the Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Bank that so elects to issue such Letter of Credit shall be the Issuing Bank with respect thereto, it being expressly understood that no Bank will have any obligation to issue any Letter of Credit. No Issuing Bank shall issue any Letter of Credit denominated in a currency other than Dollars.

         (2) Each Issuing Bank that elects to issue a Letter of Credit shall promptly give written notice to the Administrative Agent and each other Bank of the information required under Section 1.13(b)(i)-(iv) relating to the Letter of Credit.

         (d) Payment of Amounts Drawn Under Letters of Credit. In the event of any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Bank shall notify such Borrower and the Administrative Agent on or before the date on which such Issuing Bank intends to honor such drawing, and the Borrower shall reimburse such Issuing Bank on the day on which such drawing is honored in an amount in same day funds equal to the amount of such drawing; provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless the Borrower shall have notified the Administrative Agent and such Issuing Bank prior to Noon (New York time) on the Business Day of the date of such drawing that the Borrower intends to reimburse such Issuing Bank for the amount of such drawing with funds other than the proceeds of Revolving Loans, the Borrower shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting the Banks to make Revolving Loans that are Base Rate Loans on the date on which such drawing is honored in an amount equal to the amount of such drawing, and (ii) subject to satisfaction or waiver of the conditions specified in Section 4.02, the Banks shall, on the date of such drawing, make Revolving Loans that are Base Rate Loans in the amount of such drawing, the proceeds of which shall be applied directly by the Administrative Agent to reimburse such Issuing Bank for the amount of such drawing; and further provided that if, for any reason, proceeds of Revolving Loans are not received by such Issuing Bank on such date in an amount equal to the amount of such drawing, the Borrower shall reimburse such Issuing Bank, on the Business Day (which shall be a business day under the laws of the jurisdiction of such Issuing Bank) immediately following the date of such drawing, in an amount in same day funds equal to the excess of the amount of such drawing over the amount of such Revolving Loans, if any, that are so received, plus accrued interest on such amount at the rate set forth in
Section 1.13(f)(1)(i).

         (e) Payment by Banks. In the event that the Borrower shall fail to reimburse an Issuing Bank as provided in Section 1.13(d) in an amount equal to the amount of any drawing honored by such Issuing Bank under a Letter of Credit issued by it, such Issuing Bank shall promptly notify each Bank of the unreimbursed amount of such drawing and of such Bank's respective participation therein. Each Bank shall make available to such Issuing Bank an amount equal to its respective participation in same day funds, at the office of such Issuing Bank specified in such notice, not later than 1:00 P.M. (New York time) on the Business Day (which shall be a business day under the laws of the jurisdiction of such Issuing Bank) after the date notified by such Issuing Bank. In the event that any Bank fails to make available to such Issuing Bank the amount of such Bank's participation in such Letter of Credit as provided in this Section 1.13(e), such Issuing Bank shall be entitled to recover such amount on demand from such Bank together with interest at the customary rate set by the Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Each Issuing Bank shall distribute to each other Bank which has paid all amounts payable by it under this Section 1.13(e) with respect to any Letter of Credit issued by such Issuing Bank such other Bank's pro rata share of all payments received by such Issuing Bank from the Borrower in reimbursement of drawings honored by such

Issuing Bank under such Letter of Credit when such payments are received. Nothing in this Section 1.13(e) shall be deemed to relieve any Bank from its obligation to pay all amounts payable by it under this Section 1.13(e) with respect to any Letter of Credit issued by an Issuing Bank or to prejudice any rights that the Borrower or any other Bank may have against a Bank as a result of any default by such Bank hereunder.

         (f) Compensation.

         (1) The Borrower agrees to pay the following amount with respect to all Letters of Credit:

          (i) with respect to drawings made under any Letter of Credit, interest, payable on demand, on the amount paid by such Issuing Bank in respect of each such drawing from and including the date of the drawing through the date such amount is reimbursed by the Borrower (including any such reimbursement out of the proceeds of Revolving Loans pursuant to
     Section 1.13(d)) at a rate which is equal to the interest rate then applicable to Base Rate Loans for the period from the date of such drawing to and including the first Business Day after the date of such drawing and thereafter at a rate equal to 2% per annum in excess of the rate of interest otherwise payable under this Agreement for Base Rate Loans during such period; provided that amounts reimbursed after 12:00 noon (New York time) on any date shall be deemed to be reimbursed on the next succeeding Business Day; and

          (ii) with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with such Issuing Bank's standard schedule for such charges in effect at the time of such amendment, transfer or drawing, as the case may be.

         (2) The Borrower agrees to pay to the Administrative Agent for distribution to each Bank in respect of each Letter of Credit outstanding such Bank's pro rata share of a commission equal to 2% per annum of the maximum amount available from time to time to be drawn under such outstanding Letters of

Credit, payable in arrears on and through the last day of each fiscal quarter of the Borrower and calculated on the basis of a 365-day year and the actual number of days elapsed. Upon the happening and during the continuance of a payment default specified in Section 8.01 or an Event of Default, the commission referred to in the preceding sentence shall be 4% per annum.

         (3) The Borrower agrees to pay to each Issuing Bank in respect of each Letter of Credit on the date of issuance a commission equal to 1/2% per annum of the maximum amount available at any time to be drawn under such Letter of Credit issued by such Issuing Bank, payable in arrears on and through the last day of each fiscal quarter of the Borrower and calculated on the basis of a 365-day year and the actual number of days elapsed.

         Amounts payable under clauses (1)(i) and (2) of this Section 1.13(f), shall be paid to the Administrative Agent on behalf of the Banks. The Administrative Agent shall distribute promptly to each Bank its pro rata share of such amount. Amounts payable under clauses (1)(ii) and (3) of this Section 1.13(f) shall be paid directly to the Issuing Bank.

         (g) Obligations Absolute. The obligation of the Borrower to reimburse each Issuing Bank for drawings made under the Letters of Credit issued by it and the obligations of the Banks under Section 1.13(e) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

         (1) any lack of validity or enforceability of any Letter of Credit;

         (2) the existence of any claim, setoff, defense or other right that the Borrower or any Affiliate of the Borrower or any other Person may have at any time against a beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or transferee may be acting), such Issuing Bank, any Bank or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction;

        (3) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

        (4) payment by such Issuing Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit;

        (5) any other circumstance or happening whatsoever that is similar to any of the foregoing; or

        (6) the fact that a Default or Event of Default shall have occurred and be continuing.

        (h) Additional Payments. If by reason of (a) any change after the Effective Date in applicable law, regulation, rule, decree or regulatory requirement or any change in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement or (b) compliance by any Issuing Bank or any Bank with any direction, request or requirement (whether or not having the force of law) of any governmental or monetary authority including, without limitation, Regulation D:

        (i) such Issuing Bank or any Bank shall be subject to any tax, levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this Section 1.13, whether directly or by such being imposed on or suffered by such Issuing Bank or any Bank;

        (ii) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letter of Credit issued by such Issuing Bank or participations therein purchased by any Bank; or

          (iii) be imposed on such Issuing Bank or any Bank any other condition regarding this Section 1.13, any Letter of Credit or any participation therein;

and the result of the foregoing is to directly or indirectly increase the cost to such Issuing Bank or any Bank of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce the amount receivable in respect thereof by such Issuing Bank or any Bank, then and in any such case such Issuing Bank or such Bank shall, as promptly as practical after the additional cost is incurred or the amount received is reduced, notify the Borrower and the Borrower shall pay on demand such amounts as such Issuing Bank or such Bank may specify to be necessary to compensate such Issuing Bank or such Bank for such additional cost or reduced receipt, together with interest on such amount from the date demanded until payment in full thereof at a rate per annum equal at all times to the rate applicable to Base Rate Loans then in effect; provided, however, that the failure of any Bank to timely give such notice shall not affect the obligation of the Borrower to pay such amounts. A certificate in reasonable detail as to the amount of such increased cost or reduced receipt, submitted to the Borrower and the Administrative Agent by that Issuing Bank or any Bank, as the case may be, shall, absent manifest error, be final, conclusive and binding for all purposes.

         (i) Indemnification; Nature of Issuing Bank's Duties. In addition to amounts payable as elsewhere provided in this Section 1.13, without duplication, the Borrower hereby agrees to protect, indemnify, pay and save each Issuing Bank (and if the other Banks have been requested to participate pursuant to Section 1.13(e), the Banks) harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which such Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of the Letters of Credit or (ii) the failure of such Issuing Bank to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions herein called "Government Acts").

         As between the Borrower and each Issuing Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Bank at the Borrower's request by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they are in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of such Issuing Bank, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of any of such Issuing Bank's rights or powers hereunder.

         In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Issuing Bank in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith, shall not put such Issuing Bank under any resulting liability to the Borrower.

         Notwithstanding anything to the contrary contained in this Section 1.13, the Borrower shall have no obligation to indemnify any Issuing Bank in respect of any liability incurred by such Issuing Bank arising solely out of and to the extent of the gross negligence or willful misconduct of such Issuing Bank or out of the wrongful dishonor by such Issuing Bank of a proper demand for payment under the Letters of Credit issued by it.

         1.14. Restatement Effective Date; Effect of Restatement.

         (a) This Agreement shall become effective as provided in Section
11.10.

         (b) Upon the effectiveness of this Agreement in accordance with the terms hereof:

            (i) the terms and conditions of the Original Credit Agreement shall be restated in their entirety, but only with respect to the rights, duties and obligations among the Agents, the Banks and the Borrower accruing from and after the Closing Date;

            (ii) this Agreement shall not in any way release or impair the rights, duties, obligations or Liens with respect to the Collateral created pursuant to the Original Credit Agreement or any other Credit Document or affect the relative priorities thereof, in each case to the extent in force and effect hereunder and thereunder as of the Effective Date under this Agreement and except as modified hereby or thereby or by documents, instruments and agreements executed and delivered in connection herewith or therewith, and all of such rights, duties, obligations and Liens with respect to the Collateral are ratified and affirmed by the parties hereto;

            (iii) notwithstanding any other provisions of this Agreement, all indemnification obligations of the Borrower under the Original Credit Agreement and any other Credit Document shall survive the execution and delivery of this Agreement and shall continue in full force and effect for the benefit of the Agents and the Banks;

            (iv) the obligations incurred under the Original Credit Agreement shall, to the extent outstanding on the Closing Date, continue to be outstanding under this Agreement and shall not be deemed to be paid, released, discharged or otherwise satisfied by the execution of this Agreement, and this Agreement shall not be deemed to constitute a refinancing, substitution or novation of such obligations;

            (v) the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of any of the Banks or the Agents under the Original Credit Agreement, nor constitute a waiver of any covenant, agreement or obligation of the Borrower under the Original Credit Agreement, except to the extent that any such covenant, agreement or obligation is no longer set forth in this Agreement or is modified hereby; and

            (vi) any and all references in the Credit Documents to the Original Credit Agreement shall, without further action of the parties, be deemed a reference to the Original Credit Agreement as restated by this Agreement, and as this Agreement shall be further amended or amended and restated from time to time hereafter.

        SECTION 2. Commitments.

        2.01. Voluntary Reduction of Commitments. Upon at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent at the Administrative Agent's Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, without premium or penalty, to terminate the unutilized portion of the Total Revolving Loan Commitments in part or in whole; provided that (x) any such termination shall apply to proportionately and permanently reduce the Revolving Loan Commitment of each of the Banks and (y) any partial reduction of the Total Revolving Loan Commitments pursuant to this
Section 2.01 shall, in each case, be in the amount of at least $100,000 and integral multiples of $100,000 in excess of that amount; provided, further, that the Total Revolving Loan Commitments shall not be reduced to an amount less than the aggregate Revolving Loans and Letters of Credit Usage then outstanding.

         2.02. Mandatory Adjustments of Commitments, etc. (a) The Total Revolving Loan Commitments shall terminate on the earlier of (i) the Revolving Loan Commitment Termination Date and (ii) the voluntary reduction by the Borrower pursuant to Section 2.01 of the Revolving Loan Commitment to zero.

         (b) Each termination of the Total Revolving Loan Commitments pursuant to this Section 2.02 shall apply proportionately to the Revolving Loan Commitment of each Bank.

         (c) The Total Revolving Loan Commitments shall be permanently reduced in the amount and at the time of any payment on the Revolving Loans required to be applied pursuant to Section 3.02(B)(a) to the Revolving Loans or to cash collateralize Letters of Credit and to reduce Total Revolving Loan Commitments.

         2.03. Commitment Commission. The Borrower agrees to pay the Administrative Agent a commitment commission ("Commitment Commission") for the account of each Bank for the period from and including the Effective Date to but not including the date the Total Revolving Loan Commitments have been terminated, computed at a rate equal to 1/2% per annum on the daily average unutilized Revolving Loan Commitment (after taking into effect Letters of Credit Usage) of such Bank. Accrued Commitment Commission (including amounts accrued but unpaid under the Original Credit Agreement) shall be due and payable in arrears on the last Business Day of each March, June, September and December, commencing September 30, 1999, and on each of (i) the Revolving Loan Commitment Termination Date and (ii) the date on which the Total Revolving Loan Commitments have been terminated pursuant to the terms of this Agreement.

         SECTION 3. Payments.

         3.01. Voluntary Prepayments. The Borrower shall have the right to prepay Revolving Loans incurred by it in whole or in part from time to time, without premium or penalty, on the following terms and conditions: (i) the Borrower shall give the Administrative Agent at the Administrative Agent's Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Revolving Loans, the amount of such prepayment and, in the case of Reserve Adjusted Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice shall be given by the Borrower at least one Business Day prior to the date of such prepayment and which notice shall promptly be transmitted by the Administrative Agent to each of the Banks;
(ii) each partial prepayment of any Borrowing shall be in an aggregate principal amount of at least $100,000 and integral multiples of $100,000 in excess of that amount; provided that no partial prepayment of Reserve Adjusted Eurodollar Loans made pursuant to a single Borrowing under the Loan Facility shall reduce the outstanding Revolving Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount; and (iii) Reserve Adjusted Eurodollar Loans may only be prepaid pursuant to this Section 3.01 on the last day of an Interest Period applicable thereto.

         3.02. Mandatory Prepayments.

         (A) Requirements:

         (a) The Borrower shall prepay the outstanding principal amount of the Revolving Loans on any date on which the aggregate outstanding principal amount of Revolving Loans (after giving effect to any other repayments or prepayments on such day and together with the outstanding principal amount of Letters of Credit Usage) exceeds the Total Revolving Loan Commitments in the amount of such excess.

         (b) If the aggregate principal amount of outstanding Revolving Loans and Letters of Credit Usage exceeds the Borrowing Base as set forth in the most recent Borrowing Base Certificate required to be delivered pursuant to Section

     6.01 of this Agreement (such amount is hereinafter referred to as the "Excess"), then the Borrower shall prepay Revolving Loans in a principal amount equal to such Excess no later than two (2) Business Days after the Borrower has delivered, or was required to deliver, such Borrowing Base Certificate to the Administrative Agent and the Banks.

         (c) After the Closing Date, on the date of receipt by Holdings and/or any of its Subsidiaries of Net Cash Proceeds or Net Financing Proceeds (except as set forth in clause (d) hereof), an amount equal to 100% of such Net Cash Proceeds or Net Financing Proceeds shall be applied as provided in Section 3.02(B)(a).

         (d) On the date of the receipt thereof by Holdings and/or any of its Subsidiaries, an amount equal to 100% of the proceeds received by such Person (net of underwriting discounts and commissions and other costs and expenses directly associated therewith) of the sale after the Closing Date of equity securities (other than upon the exercise of Vested Options) (including the sale of equity by Holdings or Net Financing Proceeds of Holdings the proceeds of which are required to be contributed to the Borrower in accordance with the provisions of Section 7.17) shall be applied as provided in Section 3.02(B)(a).

         (e) On the date of the receipt thereof by Holdings and/or any of its Subsidiaries, an amount equal to 100% of (i) any surplus assets of any Pension Plan returned to Holdings or such Subsidiary or (ii) any tax refund made to Holdings or such Subsidiary shall be applied as provided in
     Section 3.02(B)(a).

         (f) On the date of receipt thereof by Holdings or the Borrower, an amount equal to 100% of any net cash payments received as a result of any indemnities provided for in the Acquisition Documents, in each case to the extent paid in cash and to the extent such payments exceed out-of-pocket losses actually incurred or paid by Holdings or the Borrower under the Acquisition Documents, shall be applied as provided in Section 3.02(B)(a).

         (B) Application:

         (a) Prepayments to be applied pursuant to this Section 3.02(B)(a) shall be applied to prepay Revolving Loans (but not reduce the Total Revolving Loan Commitments).

         (b) With respect to each prepayment of Revolving Loans required by
Section 3.02(A), the Borrower shall give the Administrative Agent two Business Days notice and may designate the Types of Revolving Loans and the specific Borrowing or Borrowings which are to be prepaid; provided that (i) Reserve Adjusted Eurodollar Loans may be designated for prepayment pursuant to this
Section 3.02 only on the last day of an Interest Period applicable thereto unless all Reserve Adjusted Eurodollar Loans with Interest Periods ending on such date of required prepayment and all Base Rate Loans have been or are concurrently being paid in full and (ii) if any prepayment of Reserve Adjusted Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Revolving Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount, such Borrowing shall immediately be converted into Base Rate Loans. In the absence of a designation by the Borrower, the Administrative Agent shall, subject to the above, make such designation in its sole discretion. All prepayments shall include payment of accrued interest on the principal amount so prepaid, shall be applied to the payment of interest before application to principal and shall include amounts payable, if any, under Section 1.10(f).

         3.03. Method and Place of Payment. (a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent, for the ratable account of the Banks entitled thereto, not later than 1:00 P.M. (New York time) on the date when due and shall be made in immediately available funds in lawful money of the United States of America to the account specified therefor by the Administrative Agent or if no account has been so specified at the Administrative Agent's Office, it being understood that written notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the Administrative Agent's Office shall constitute the making of such payment to the extent of such funds held in such account.

The Administrative Agent will thereafter cause to be distributed on the same day (if payment is actually received by the Administrative Agent in New York prior to 1:00 P.M. (New York time) on such day) funds relating to the payment of principal or interest or fees ratably to the Banks entitled to receive any such payment in accordance with the terms of this Agreement. If and to the extent that any such distribution shall not be so made by the Administrative Agent in full on the same day (if payment is actually received by the Administrative Agent prior to 1:00 P.M. (New York time) on such day), the Administrative Agent shall pay to each Bank its ratable amount thereof and each such Bank shall be entitled to receive from the Administrative Agent, upon demand, interest on such amount at the Federal Funds Rate for each day from the date such amount is paid to the Administrative Agent until the date the Administrative Agent pays such amount to such Bank.

         (b) Any payments under this Agreement which are made by the Borrower later than 1:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day (other than for purposes of Section 8.01). Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension, except that with respect to Reserve Adjusted Eurodollar Loans, if such next succeeding applicable Business Day is not in the same month as the date on which such payment would otherwise be due hereunder or under any Note, the due date with respect thereto shall be the next preceding applicable Business Day.

         3.04. Net Payments. (a) All payments by the Borrower under this Agreement or under any Credit Document shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments (after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof, other than any tax on or measured by the net income of a Bank or the Administrative Agent pursuant to the income tax laws of the United States or of the jurisdiction in which such Bank is incorporated or the jurisdiction where such Bank's lending or principal executive office is located or organized or in which it has any other contacts or connections that would subject it to taxation therein (collectively, "Taxes")) shall not be less than the amounts otherwise specified to be paid under this Agreement and/or any Credit Document. In the event that a Bank receives a refund of any Tax included in a payment made by the Borrower pursuant to the preceding sentence, the Bank agrees to pay the Borrower any amount refunded to the Bank which shall be determined in the Bank's sole discretion to be a refund in respect of such Tax, and in no case shall the Borrower be entitled to review any tax returns or tax records of any Bank for any reason whatsoever. A certificate as to the calculation of any additional amounts payable to a Bank under this Section 3.04 submitted to the Borrower by such Bank shall, absent manifest error, be final, conclusive and binding for all purposes upon all parties hereto. With respect to each deduction or withholding for or on account of any Taxes, the Borrower shall promptly furnish to each Bank such certificates, receipts and other documents as may be required (in the reasonable judgment of such Bank) to establish any tax credit to which such Bank may be entitled. The Borrower shall also reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income of such Bank pursuant to the laws of the United States of America, any State or political subdivision thereof, or the jurisdiction in which such Bank is incorporated, or a jurisdiction in which the principal office or lending office of such Bank is located, or under the laws of any political subdivision or taxing authority of any such jurisdiction, as such Bank shall determine are or were payable by such Bank, in respect of amounts payable to such Bank pursuant to this Section 3.04; provided that no assignee or transferee of any Bank shall be entitled to receive any greater payment under this Section 3.04 than such Bank would have been entitled to receive with respect to the rights assigned, or otherwise transferred unless (1) such assignment or transfer shall have been made at a time when the circumstances (including changes in applicable law) giving rise to such greater payment did not exist or had not yet occurred or (2) such assignment or transfer shall have been at the request of the Borrower.

         (b) Without prejudice to the provisions of clause (a) of this Section 3.04, if any Bank, or the Administrative Agent on its behalf, is required by law to make any payment on account of Taxes on or in relation to any sum received or receivable under this Agreement and/or the other Credit Documents by such Bank, or the Administrative Agent on its behalf, or any liability for Tax in respect of any such payment is imposed, levied or assessed against any Bank, or the Administrative Agent on its behalf, the Borrower will promptly indemnify such Person against such Tax payment or liability, together with any interest, penalties and reasonable expenses (including counsel fees and expenses) payable or incurred in connection therewith, including any tax of any Bank arising by virtue of payments under this clause (b), computed in a manner consistent with clause (a) of this Section 3.04. A certificate by such Bank, or the Administrative Agent on its behalf, as to the calculation and amount of such payments shall, absent manifest error, be final, conclusive and binding upon all parties hereto for all purposes.

         (c) Each Bank that is not incorporated or otherwise formed under the laws of the United States of America or a state thereof (a "Non-U.S. Person") agrees that it shall, on or prior to the Closing Date, or, if later, the date it becomes a Bank hereunder, deliver to the Borrower and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Forms 1001 or 4224, or (B) in the case of Banks exempt from United States Federal withholding tax pursuant to Section 871(h) or 881(c) of the Internal Revenue Code, two United States Internal Revenue Service Forms W-8 and a certificate, representing that such Non-U.S. Person is not a bank described in
Section 881(c)(3)(A) of the Internal Revenue Code, or any successor applicable form of any thereof, certifying in each case that such Bank is entitled to receive payments hereunder payable to it without deduction or withholding of any United States Federal income taxes, or subject to a reduced rate thereof. Each Bank that delivers to the Borrower and the Administrative Agent any such form or certification further undertakes to deliver to the Borrower and the Administrative

Agent further copies of any such form or certification or other manner of certification reasonably satisfactory to the Borrower on or before the date that any such form or certification expires or becomes obsolete or of the occurrence of any event requiring a change in the most recent form or certification previously delivered by it to the Borrower or the Administrative Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Administrative Agent, certifying that the Bank is entitled to receive payments hereunder without deduction or withholding of any United States Federal income taxes, or subject to a reduced rate thereof. If at any time after the date of this Agreement there has occurred, on or prior to the date on which any delivery of any such form or certification would otherwise be required, any change in law, rule, regulation, treaty, convention or directive, or any change in the interpretation or application of any thereof, that renders all such forms or certification inapplicable or which would prevent the Bank from duly completing and delivering any such form or certificate with respect to it, the Bank shall advise the Borrower that under applicable law it shall be subject to withholding of United States Federal income tax at the full statutory rate, a reduced rate of withholding or without deduction or withholding. A Non-U.S. Person shall be required to furnish any such form or certification only if it is entitled to claim an exemption from or a reduced rate of withholding.

         3.05. Replacement of Banks. If any Bank (a) fails or refuses to fund any Revolving Loan or (b) refuses to consent to proposed waivers or modifications to the terms of this Agreement as provided in Section 11.12 that have been approved by the Required Banks or (c) makes a claim for additional payments or indemnification under Section 1.10 (other than subsection (f) thereof), 1.11 or 3.04, then the Borrower may identify a bank or financial institution acceptable to the Administrative Agent in its discretion, willing to acquire in accordance with the provisions of Section 11.04(b)(A), all of the rights and obligations hereunder and under the Revolving Notes (if any) of such Bank. If such prospective assignee is identified, such Bank shall convey all of its rights and obligations hereunder and under its Notes to such prospective assignee in accordance with Section 11.04(b)(A); provided that the successor
Bank shall purchase without recourse (except as to matters of title) such replaced Bank's interest in the Obligations of the Borrower and shall assume such replaced Bank's Commitments hereunder for cash in an aggregate amount equal to the aggregate unpaid principal of such Obligations, all unpaid interest accrued thereon, all unpaid commitment and other fees accrued for the account of such replaced Bank, any breakage costs incurred by the replaced Bank because of the repayment of Reserve Adjusted Eurodollar Loans and all other amounts then owing to such replaced Bank under this Agreement or any other Credit Document.

         SECTION 4. Conditions Precedent.

         4.01. Conditions Precedent to Effectiveness of Agreement. The effectiveness of this Agreement is subject to the substantially contemporaneous satisfaction of the following conditions:

         (a) Officers' Certificate. On the Closing Date, the Agents shall have received certificates dated such date signed by appropriate officers of each of Holdings and the Borrower, respectively, stating that all of the applicable conditions set forth in Sections 4.01, 4.02 and 4.03 (in each case disregarding any reference therein that such condition be deemed satisfactory by the Agents and/or the Required Banks) have been satisfied or waived as of such date.

         (b) Opinions of Counsel. On or prior to the Closing Date, the Agents shall have received an opinion or opinions addressed to each of the Banks and dated the Closing Date, each in form and substance satisfactory to the Agents, from Hunton & Williams, counsel to Holdings and the Borrower, which opinion shall be in the form of Exhibit B hereto.

         (c) Corporate Proceedings. All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by the Credit Documents shall be satisfactory in form and substance to the Agents, and the Agents shall have received all information and copies of all certificates, documents and papers, including records of corporate proceedings and governmental approvals, if any, which the Agents reasonably may have requested from Holdings, the Borrower or any Affiliate of any thereof or any Credit Party in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities. Without limiting the foregoing, the Agents shall have received on or prior to the Closing Date (i) resolutions of the Board of Directors of Holdings, the Borrower and any Affiliate thereof or any Credit Party approving and authorizing such documents and actions as are contemplated hereby in form and substance reasonably satisfactory to the Agents including without limitation the execution and delivery of the Credit Documents to be executed by such Person, certified by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment, and (ii) signature and incumbency certificates of officers of Holdings, each of the Borrower and any Affiliate thereof or any Credit Party executing instruments, documents or agreements required to be executed in connection with this Agreement.

         (d) Financing. (i) The Borrower shall have issued the Senior Notes on the Closing Date on the terms and conditions set forth in the Indenture.

               (ii) Holdings shall have received not less than $5,000,000 from the sale of its Common Stock which shall have been contributed to the Borrower.

         (e) Organizational Documentation, etc. On or prior to the Closing Date, to the extent not previously delivered to the Banks under the Original Credit Agreement, the Banks shall have received copies of true and complete certified copies of the following documents of Holdings, the Borrower and each Credit Party, the provisions of which shall be reasonably satisfactory to the
Agents:

               (i) Copies of each such Person's respective Certificate or Articles of Incorporation or foreign equivalent, which shall be certified and be accompanied by a good standing certificate or foreign equivalent, if any, from the jurisdiction of its organization and good standing certificates or foreign equivalent, if any, from the jurisdictions in which it is qualified to do business as a foreign corporation, each to be dated a recent date prior to the Closing Date; and

               (ii) Copies of each such Person's respective By-laws or foreign equivalent, certified as of the Closing Date by its corporate secretary.

         (f) Solvency. On the Closing Date, the Banks shall have received an Officers' Solvency Certificate in form and substance satisfactory to the Agents and supporting the conclusions that, prior to and after giving effect to the contemplated borrowings of the full amounts which will be available under the Total Revolving Loan Commitments and the Guarantees and the proceeds from the issuance of the Senior Notes, none of the Credit Parties is or will be insolvent, will be rendered insolvent by the indebtedness incurred in connection therewith, is or will be left with unreasonably small capital with which to engage in its respective business or has or will have incurred debts, including Contingent Obligations, beyond its ability to pay such debts as they mature.

         (g) Credit Documents. Each of this Agreement and each other Credit Document shall (i) be in form and substance satisfactory to the Agents and (ii) have been, on or prior to the Closing Date, duly authorized, executed and delivered by each of the parties thereto (other than the Banks).

         (h) Revolving Notes. There shall have been delivered to the Administrative Agent for the account of each of the Banks which has requested Revolving Notes, the Revolving Notes executed by the Borrower in the amounts and maturities and as otherwise provided herein.

         (i) Certain Fees. A fee of 0.125% of the Total Revolving Loan Commitments shall have been paid to the Administrative Agent for the account of the Banks, and Holdings and the Borrower shall have paid or have caused to be paid the commitment and other fees and expenses (including, without limitation, reasonable documented legal fees and expenses) contemplated hereby and/or in connection with the other Documents.

         (j) Financial Statements, etc. (i) Prior to the Closing Date, the Agents shall have received the financial statements (including pro forma financial statements) set forth in the Offering Memorandum.

               (ii) Prior to the Closing Date, Holdings shall have delivered to the Agents financial projections, accompanied by a statement by Holdings that such projections are based on assumptions believed by it in good faith to be reasonable as to the future financial performance of Holdings, reasonably satisfactory to the Required Banks.

         (k) Insurance. Set forth on Annex III is a summary of all insurance policies maintained by the Credit Parties and their respective Subsidiaries, and the insurance coverage provided for the Credit Parties and their respective Subsidiaries by such insurance policies shall be reasonably satisfactory to the Required Banks.

         (l) Performance Bonds. On the Closing Date, the Agents shall be reasonably satisfied that the Borrower will be able to service and maintain any performance bonds that may be required in the ordinary course of business on reasonable terms and conditions.

         (m) Indebtedness, etc. On or prior to the Closing Date and except as set forth on Annex V, the Credit Parties and their respective Subsidiaries shall have received all necessary consents or waivers or amended, supplemented or otherwise modified, repaid or defeased their outstanding Indebtedness, in a manner and on terms reasonably satisfactory to the Agents such that there exists no default or potential default (as a result of the consummation of the transactions contemplated hereby) with respect to such Indebtedness or under any note, evidence of indebtedness, mortgage, deed of trust, security document or other agreement relating to such Indebtedness and such indentures, notes, evidences of indebtedness, mortgages, deeds of trust or other agreements relating to such Indebtedness shall not contain any restriction on the ability of any of the Credit Parties or any of their respective Subsidiaries to enter into the Security Documents or the granting of any Lien in favor of the Banks in connection therewith, or (other than as set forth in the Indenture) contain any financial covenants, agreements or tests applicable to any of the Credit Parties or any of their respective Subsidiaries. Annex X sets forth a true list of all Liens other than Permitted Encumbrances on the property of the Credit Parties as of the Closing Date.

         (n) Security Documents. On or prior to the Closing Date, amendments to the Security Documents shall have been duly executed and delivered by the respective parties thereto and, except to the extent previously provided, there shall have been delivered to the Collateral Agent with respect to such Security Documents (i) certificates representing all Pledged Securities (if certificated), together with executed and undated stock powers and/or assignments in blank, (ii) appropriate financing statements or comparable documents of, and executed by, the appropriate entities in proper form for filing under the provisions of the UCC and applicable domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate, in the Collateral Agent's sole discretion, to grant to the Collateral Agent a perfected first priority Lien in such Collateral superior to and prior to the rights of all third persons other than the holders of Prior Liens and subject to no other Liens except those expressly permitted by the applicable Security Document, (iii) UCC, judgment and tax lien search reports listing all effective financing statements or comparable documents which name any applicable Credit Party as debtor and which are filed in those jurisdictions in which any of such Collateral is located and the jurisdictions in which any applicable Credit Party's principal place of business is located in the United States, none of which shall encumber such Collateral covered or intended or purported to be covered by the Security Documents, (iv) unless waived by the Collateral Agent, to the extent inventory is maintained on leased premises, agreements from the respective landlords of such of the Real Property which is being leased by any Credit Party confirming that such landlords have subordinated their landlord liens in such Credit Party's personal property to the security interests held by Collateral Agent pursuant to the applicable Security Documents and that such landlords will provide Collateral Agent with reasonable access to such facilities to exercise Collateral Agent's remedies pursuant to such applicable

Security Documents, and (v) evidence of the completion of all recordings and filings of each such Security Document and delivery of such other security and other documents as may be necessary or, in the opinion of Collateral Agent, desirable to perfect the Liens created, or purported or intended to be created, by such Security Documents.

         (o) Consents, etc. All material governmental and third party approvals and consents (including, without limitation, all material approvals and consents required in connection with any environmental statutes, rules or regulations), if any, in connection with the transactions contemplated by the Credit Documents and otherwise referred to herein or therein to be completed on or before the Closing Date shall have been obtained and remain in effect. On the Closing Date, there shall not exist any judgment, order, injunction or other restraint issued or filed with respect to the making of the Loans hereunder.

         (p) Environmental Review. On or prior to the Closing Date, there shall have been delivered to the Agents for each of the Banks an Officer's Certificate substantially in the form of Exhibit J hereto.

         All of the certificates, legal opinions and other documents and papers referred to in this Section 4.01, unless otherwise specified, shall be delivered to each Agent at the Administrative Agent's Office (or such other location as may be specified by the Agents) for the account of each of the Banks and in sufficient counterparts for each of the Banks and shall be satisfactory in form and substance to the Agents.

         4.02. Conditions Precedent to All Revolving Loans. The obligation of the Banks to make all Revolving Loans (which term shall not include a conversion or continuation of a Revolving Loan) is subject, at the time of each such Revolving Loan, to the satisfaction of the following conditions:

         (a) Effectiveness. This Agreement shall have become effective as provided in Section 11.10.

         (b) No Default; Representations and Warranties. At the time of the making of each Revolving Loan and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in the other Credit Documents in effect at such time shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of such Revolving Loan, unless such representation and warranty expressly indicates that it is being made as of any other specific date in which case on and as of such other date.

         (c) Adverse Change, etc. (i) Since December 31, 1998, nothing shall have occurred or become known which the Required Banks or the Administrative Agent shall have determined has a Materially Adverse Effect.

            (ii) All material governmental and third party approvals and consents (including, without limitation, all material approvals and consents required in connection with any environmental statutes, rules or regulations), if any, in connection with the conduct of the business of each Credit Party or its respective Subsidiaries shall have been obtained and remain in effect.

            (iii) There shall not exist any judgment, order, injunction or other restraint issued or filed with respect to the making of any Revolving Loans hereunder the effect of which judgment, order, injunction or restraint is adverse to any Bank.

         (d) Documentation and Opinions of Counsel. The Administrative Agent shall have received such documentation and opinion or opinions, addressed to each of the Banks, from counsel to each Credit Party as may be reasonably required, with reasonable notice under the circumstances, by and shall be reasonably satisfactory to the Administrative Agent from (i) such counsel to each Credit Party and (ii) appropriate local counsel, which opinions shall cover such matters as reasonably requested by, and be in form and substance satisfactory to, the Administrative Agent.

         (e) Margin Rules. On the date of each Borrowing of Loans, neither the making of any Revolving Loan nor the use of the proceeds thereof will violate the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

         (f) Borrowing Base Certificate. The Administrative Agent and the Required Banks shall have received and shall be reasonably satisfied (both as to form and substance) with the Borrowing Base Certificate last required to be delivered to the Banks.

         The acceptance of the proceeds of each Borrowing of Loans shall constitute a representation and warranty by each Credit Party to each of the Banks that all of the applicable conditions specified in Section 4.02 have been satisfied or waived.

         All of the certificates, legal opinions and other documents and papers referred to in this Section 4.02, unless otherwise specified, shall be delivered to the Administrative Agent at the Administrative Agent's Office (or such other location as may be specified by the Administrative Agent) for the account of each of the Banks and in sufficient counterparts for each of the Banks and shall be satisfactory in form and substance to the Administrative Agent.

         4.03. Conditions Precedent to All Letters of Credit. The right of the Borrower to obtain the issuance of any Letter of Credit that the relevant Issuing Bank determines to issue in its sole discretion hereunder is subject to prior or concurrent satisfaction of all of the following conditions:

          (A) Required Documentation. On or prior to the date of issuance of a Letter of Credit, the Administrative Agent shall have received, in accordance with the provisions of Section 1.13(f), a request for issuance with respect to such Letter of Credit (the furnishing by the Borrower of each such request for issuance shall be deemed to constitute a representation and warranty of the Borrower to the effect that the conditions set forth in Sections 4.01 and 4.02 are satisfied as of the date of delivery and will be satisfied on the relevant date of issuance), all other information specified in Section 1.13(f), and such other documents as the Issuing Bank may reasonably require in connection with the issuance of such Letter of Credit.

          (B) Conditions. On the date of issuance of each such Letter of Credit, all conditions precedent described in Sections 4.01 and 4.02 shall be satisfied to the same extent as though the issuance of such Letter of Credit were the making of a Revolving Loan.

         SECTION 5. Representations, Warranties and Agreements. In order to induce the Banks to enter into this Agreement and to make the Revolving Loans provided for herein, Holdings and the Borrower, jointly and severally, make the following representations and warranties to, and agreements with, the Banks, all of which shall survive the execution and delivery of this Agreement and the making of the Revolving Loans (with the execution and delivery of this Agreement and each request or deemed request for and acceptance of the proceeds of each Revolving Loan thereafter being deemed to constitute a representation and warranty that the matters specified in this Section 5 are true and correct in all material respects both before and after giving effect to such Revolving Loan and the application of the proceeds thereof as of the date of such Revolving Loan unless such representation and warranty expressly indicates that it is being made as of any specific date):

         5.01. Corporate Status. Each Credit Party and each of its respective Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization; (ii) has the requisite corporate or other organizational power and authority and has obtained all requisite governmental licenses, authorizations, consents and approvals to own and operate its property and assets and to transact the business in which it is engaged and presently proposes to engage, except for those governmental licenses, authorizations, consents or approvals the failure of which to be so obtained would not have a Materially Adverse Effect; and
(iii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified could not reasonably be expected to have a Materially Adverse Effect.

         5.02. Corporate Power and Authority; Business. Each Credit Party and each of its respective Subsidiaries has the requisite corporate power and authority to execute, deliver and carry out the terms and provisions of the Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Documents to which it is a party. Each Credit Party and each of its respective Subsidiaries has duly executed and delivered each Document to which it is a party and each such Document constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         5.03. No Violation. Neither the execution, delivery and performance by any Credit Party or its respective Subsidiaries of this Agreement or the other Documents to which it is a party nor compliance with the terms and provisions hereof and thereof, nor the consummation of the transactions contemplated herein and therein (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party or its respective Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which any Credit Party or its respective Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the charter or by-laws of any Credit Party or its respective Subsidiaries, except, in each case, where such contravention, conflict, inconsistency, breach, default, creation, imposition, obligation or violation would not have a Materially Adverse Effect.

         5.04. Litigation. There are no actions, judgments, suits or proceedings pending or, to Holdings' or the Borrower's knowledge, threatened with respect to any Credit Party or its respective Subsidiaries as to which there is a reasonable likelihood of a Materially Adverse Effect.

         5.05. Use of Proceeds. (a) The proceeds of Revolving Loans incurred on or after the Closing Date will be utilized for working capital and general corporate purposes (including, as to any Revolving Loans incurred on the Closing Date, the refinancing of Revolving Loans made under and as defined in the Original Credit Agreement and used for such purposes).

         (b) Neither the making of any Revolving Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

         5.06. Governmental Approvals, etc. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any third party or any foreign or domestic governmental or public body or authority, or by any subdivision thereof (other than those orders, consents, approvals, licenses, authorizations or validations which, if not obtained or made, would not reasonably be expected to have a Materially Adverse Effect or which have previously been obtained or made and except for filings to perfect security interests granted pursuant to the Security Documents, all of which will be accomplished on, prior to or promptly after the Closing Date (unless otherwise agreed to by the Administrative Agent)), is required to authorize or is required in connection with (i) the execution, delivery and performance of any Document or the transactions contemplated therein or (ii) the legality, validity, binding effect or enforceability of any Document.

         5.07. Investment Company Act. None of Holdings, the Borrower or any of their respective Subsidiaries is, or will be after giving effect to the transactions contemplated hereby, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company

Act of 1940, as amended, or subject to any foreign, federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed or guarantee such indebtedness as contemplated hereby or by any other Credit Document.

         5.08. Public Utility Holding Company Act. None of Holdings, the Borrower or any of their respective Subsidiaries is, or will be after giving effect to the transactions contemplated hereby, a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.09. True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Credit Parties in writing to any Bank (including, without limitation, all information contained in the Credit Documents and the Evaluation Materials) for purposes of or in connection with this Agreement or any transaction contemplated herein is (or was, on the Closing Date), and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Person in writing to any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided. The projections and pro forma financial information contained in such materials are based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Banks that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no fact known to Holdings or the Borrower which materially and adversely affects the business, operations, properties, assets, nature of assets, liabilities (contingent or otherwise), condition (financial or otherwise) or prospects of the Credit Parties, taken as a whole, which has not been disclosed herein or in such other documents, certificates and written statements furnished to the Banks for use in connection with the transactions contemplated hereby.

         5.10. Environmental Investigations. All environmental investigations, assessments, studies, audits or reviews conducted of which Holdings or the Borrower have actual knowledge in relation to the current or prior business of any Credit Party or its respective Subsidiaries or any Real Property or facility now or previously owned or leased by any Credit Party or its respective Subsidiaries have been delivered to the Administrative Agent.

         5.11. Financial Condition; Financial Statements; Projections. (a) No Credit Party is entering into the arrangements contemplated hereby and by the other Credit Documents, or intends to make any transfer or incur any obligations hereunder or thereunder, with actual intent to hinder, delay or defraud either present or future creditors. On and as of the Closing Date, on a pro forma basis after giving effect to all Indebtedness incurred and Liens and Guarantees created, or to be created, by each Credit Party or its respective Subsidiaries in connection with the Senior Notes, (w) Holdings and the Borrower do not expect that final judgments against any Credit Party or its respective Subsidiaries in actions for money damages with respect to pending or threatened litigation will be rendered at a time when, or in an amount such that, such Credit Party will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered and the cash available to each Credit Party or its respective Subsidiaries, after taking into account all other anticipated uses of the cash of such Credit Party or its respective Subsidiaries (including the payments on or in respect of debts (including their Contingent Obligations)); (x) no Credit Party or its respective Subsidiaries will have incurred or intends to, or believes that it will, incur debts beyond its ability to pay such debts as such debts mature (taking into account the timing and amounts of cash to be received by such Credit Party or its respective Subsidiaries from any source, and of amounts to be payable on or in respect of debts of such Credit Party or its respective Subsidiaries and the amounts referred to in the preceding clause (w)); (y) each Credit Party or its respective Subsidiaries, after taking into account all other anticipated uses of the cash of such Credit Party or its respective Subsidiaries, anticipates being able to pay all amounts on or in respect of debts of such Credit Party or its respective Subsidiaries when such amounts are required to be paid; and (z) each Credit Party and its respective Subsidiaries will have sufficient capital with which to conduct its present and presently proposed business and the property of such Credit Party and its respective Subsidiaries does not constitute unreasonably small capital with which to conduct its present or proposed business. For purposes of this Section 5.11, "debt" means any liability on a claim, and "claim" means a (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. On the date of each Borrowing and the issuance of each Letter of Credit (and after giving effect to all Borrowings and Letters of Credit as of such date), the representations set forth in this
Section 5.11(a) shall be true and correct with respect to the Borrower and any Credit Party which is a guarantor with respect to any or all of such Borrowings or Letters of Credit.

         (b) Holdings has heretofore delivered to the Banks the financial statements described in Section 4.01(j). The financial statements referred to in the preceding sentence were prepared in accordance with GAAP consistently applied and fairly present the financial position of such Persons for the periods covered thereby, and the pro forma financial statements referred to in the preceding sentence present a good faith estimate of the consolidated pro forma financial position and results of operations of Holdings and its Subsidiaries for such period.

         The assumptions made in preparing such pro forma consolidated financial statements are reasonable as of the date of such statements and as of the Closing Date and all material assumptions are set forth therein. Except as contemplated hereby or in the Evaluation Materials, since December 31, 1998 (on a pro forma basis after giving effect to the incurrence of the Senior Notes) no event or events have occurred that could reasonably be expected to have a Materially Adverse Effect.

         (c) There have heretofore been delivered to the Banks pro forma consolidating income projections for Holdings and its Subsidiaries, pro forma consolidating balance sheet projections for Holdings and its Subsidiaries and pro forma consolidating cash flow projections for Holdings and its Subsidiaries, all for the fiscal years ending December 31, 1999 through December 31, 2003, inclusive (the "Projected Financial Statements"). The assumptions made in preparing the Projected Financial Statements are reasonable as of the date of such projections and as of the Closing Date and all material assumptions with respect to the Projected Financial Statements are set forth therein. The Projected Financial Statements present a good faith estimate of the consolidated financial information contained therein at the date thereof.

         (d) As of the Closing Date, except as fully reflected or reserved against in the financial statements and the notes thereto referred to in
Section 5.11(b) or in the Evaluation Materials, there were no liabilities or obligations with respect to any Credit Party or its respective Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, would reasonably be expected to result in a Materially Adverse Effect on such Credit Party and its respective Subsidiaries, taken as a whole. As of the Closing Date, the Borrower does not know of any basis for the assertion against any Credit Party or its respective Subsidiaries of any liability or obligation of any nature whatsoever that is not fully reflected in the financial statements referred to in Section 5.11(b) or (c), the Evaluation Materials or otherwise disclosed herein, which, either individually or in the aggregate, could reasonably be expected to be material to such Credit Party and its respective Subsidiaries.

         5.12. Year 2000. Each Credit Party and its respective Subsidiaries has reviewed its operations and those of its

Subsidiaries with a view to assessing whether its or its Subsidiaries' respective businesses will, in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data, be vulnerable to a Year 2000 Problem. Based on such review, neither Holdings nor the Borrower has any reason to believe that a Materially Adverse Effect will occur with respect to its or its Subsidiaries' businesses or operations resulting from a Year 2000 Problem.

         5.13. Security Interests. The Security Documents, when filed and/or recorded, will create, in favor of the Collateral Agent for the benefit of the Banks, as security for the obligations purported to be secured thereby, a valid and enforceable perfected first priority security interest in and Lien upon all of the Collateral, superior to and prior to the rights of all third persons other than the holders of Prior Liens and subject to no other Liens except those Liens expressly permitted by the applicable Security Document. The respective pledgor or assignor, as the case may be, has (or on and after the time it executes the respective Security Document, will have) good and marketable title to all items of Collateral covered by such Security Document free and clear of all Liens except Prior Liens and other Liens expressly permitted by the applicable Security Document. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made prior to, contemporaneously with, or promptly after the execution and delivery thereof (unless otherwise agreed to by the Collateral Agent).

         5.14. Tax Returns and Payments. Each of the Credit Parties and each of its respective Subsidiaries has filed all tax returns, or extensions thereon, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established. Each of the Credit Parties and each of its respective Subsidiaries has paid, or has provided adequate reserves (in accordance with GAAP) for the payment of, all federal, state, local and foreign income taxes (including, without limitation, franchise taxes based upon income) applicable for all prior fiscal years and for the current fiscal year to the date hereof. The Borrower knows of no proposed tax assessment against any Credit Party or any of its respective Subsidiaries that could reasonably be expected to have a Materially Adverse Effect which is not being actively contested in good faith by such Person to the extent affected thereby; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided for.

         5.15. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Materially Adverse Effect. The present value of all accumulated benefit obligations of all underfunded Pension Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000 the fair market value of the assets of all such underfunded Pension Plans. Each ERISA Entity is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan. Each ERISA Entity and each of the Foreign Plans, if any, are in compliance in all material respects with all applicable laws and regulations with respect to such Foreign Plans and the terms of such Foreign Plans, and all required contributions have been made to such Foreign Plans.

         5.16. Subsidiaries. Annex IV hereto lists each Subsidiary of Holdings existing on the Closing Date, indicating (a) its jurisdiction of incorporation and (b) its owners (by holder and percentage interest).

         5.17. Patents, etc. Each Credit Party or its respective Subsidiaries owns or possesses adequate licenses or other rights to use all material patents, patent applications, trademark registrations, trademark applications, servicemark registrations, servicemark applications, trade names, copyright registrations, trade secrets and know how (collectively, the "Intellectual Property") that are necessary for the operation of its respective businesses as presently conducted and as currently proposed to be conducted. No claim is pending or, to the knowledge of Holdings or the Borrower, threatened to the effect that any Credit Party or its respective Subsidiaries infringes upon or conflicts with the asserted rights of any other person under any Intellectual Property, and, to the knowledge of Holdings or the Borrower, there is no basis for any such claim (whether or not pending or threatened). No claim is pending or, to the knowledge of Holdings or the Borrower, threatened to the effect that any such Intellectual Property owned or licensed by any Credit Party or its respective Subsidiaries or which any Credit Party or its respective Subsidiaries otherwise has the right to use, is invalid or unenforceable by such Credit Party or its respective Subsidiaries, and, to the knowledge of Holdings or the Borrower, there is no basis for any such claim (whether or not pending or threatened).

         5.18. Compliance with Laws, etc. Each Credit Party and its respective Subsidiaries is in material compliance with all laws and regulations in all jurisdictions in which it is presently doing business.

         5.19. Properties. Each Credit Party or its respective Subsidiaries has
(i) good and marketable title to and beneficial ownership of all material properties owned by it and (ii) a valid, marketable and insurable leasehold interest in all properties leased by it, including after the Closing Date all property reflected in the most recent balance sheet referred to in Section 5.11(b) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as disclosed in the Evaluation Materials), free and clear of all Liens, other than, in the case of property not constituting Collateral, Permitted Encumbrances and, in the case of property constituting Collateral, Prior Liens and other Liens expressly permitted by the applicable Security Document. Each Credit Party or its respective Subsidiaries holds all material licenses, certificates of occupancy or operation and similar certificates and clearances of municipal and other authorities necessary to own and operate its properties in the manner and for the purposes currently operated by such party, except as disclosed in the Evaluation Materials. Each parcel of Real Property is suitable for its intended purposes and is served by such utilities as are necessary for the operation thereof. There are no actual, threatened or alleged defaults of a material nature with respect to any leases of Real Property under which any Credit Party or its respective Subsidiaries is lessor or lessee.

         5.20. Securities. Upon the issuance thereof, the Common Stock will have been duly authorized, issued and delivered and will be fully paid, nonassessable and free of preemptive rights that have not been waived. In connection with such issuance of all of such securities, it is not necessary to register such securities under the Securities Act and the rules and regulations thereunder and no action has been taken in connection with any such registration. There are not, as of the Closing Date, any existing options, warrants, calls, subscriptions, convertible or exchangeable securities, rights, agreements, commitments or arrangements for any Person to acquire any capital stock of the Borrower or any of its Subsidiaries or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any such capital stock, except as disclosed in the financial statements delivered pursuant to Section 5.11(c) or otherwise disclosed to the Banks prior to the Closing Date.

         5.21. Collective Bargaining Agreements. Set forth on Annex VI hereto is a list and description (including dates of termination) of all collective bargaining or similar agreements between or applicable to any Credit Party or its respective Subsidiaries as of the date hereof and any union, labor organization or other bargaining agent in respect of the employees of any Credit Party or its respective Subsidiaries on the date indicated in Annex VI hereto.

         5.22. Indebtedness Outstanding. Set forth on Annex V hereto is a list and description of (a) all Indebtedness of the Credit Parties and their respective Subsidiaries (other than the Revolving Loans) that will be outstanding immediately after the Closing Date and (b) all Indebtedness of the Credit Parties and their respective Subsidiaries that will be repaid, defeased, transferred or otherwise terminated on or prior to the Closing Date.

         5.23. Environmental Protection. Except as would not reasonably be expected to have a Materially Adverse Effect or as disclosed on Annex VII or Annex IX hereto:

          (a) Each Credit Party and its respective Subsidiaries has obtained all permits, licenses and other authorizations (hereinafter collectively referred to as "Authorizations") which are required with respect to the current operation of its business, assets and the use, ownership and operation of Real Property under any Environmental Law and each such Authorization is in full force and effect.

          (b) Each Credit Party and its respective Subsidiaries is in compliance with all terms and conditions of the Authorizations specified in subsection 5.23(a) above, and are also in compliance with, and not subject to liability under, any Environmental Law (including, without limitation, compliance with standards, schedules and timetables therein), including without limitation those arising under the Resource Conservation and Recovery Act of 1976, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), the Federal Water Pollution Control Act, as amended, the Federal Clean Air Act, as amended, and the Toxic Substances Control Act.

          (c) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice (other than routine notices) or demand letter or request for information pending or, to the knowledge of Holdings or the Borrower, threatened against any Credit Party or its respective Subsidiaries under any Environmental Law.

          (d) No Lien has been recorded under any Environmental Law with respect to any assets, facility or Real Property owned, operated, leased or controlled by any of the Credit Parties or any of their respective Subsidiaries.

          (e) None of the Credit Parties nor its respective Subsidiaries has received notice that it has been identified as a potentially responsible party under CERCLA or any comparable state or foreign law nor has any Credit Party received any notification that any hazardous substances or any pollutant or contaminant, as defined in CERCLA and its implementing regulations, or any toxic substance, hazardous waste, hazardous constituents, hazardous materials, asbestos or asbestos containing material, petroleum, including crude oil and any fractions thereof, or other wastes, chemicals, substances or materials regulated by any Environmental Laws (collectively "Hazardous Materials") that it or any of its respective predecessors in interest has used, generated, stored, treated, handled, transported or disposed of or arranged for transport for disposal or treatment of, or arranged for disposal or treatment of, has been found at any site at which any governmental agency or private party is conducting or planning to conduct an investigation or other action pursuant to any Environmental Law.

          (f) There have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) of Hazardous Materials by any Credit Party or its respective Subsidiaries on, at, upon, into or from any of the Real Properties or facilities thereon. Except as disclosed on Annex IX annexed hereto, to the best knowledge of Holdings and the Borrower after due inquiry, there have been no such releases on, at, upon, under, from or into any real properties adjacent to any of the Real Properties that, through soil, air, surface water or groundwater migration or contamination, may be located on, in or under such Real Properties.

          (g) There is no asbestos in, on, or at any Real Property or any facility or equipment of any Credit Party or its respective Subsidiaries.

          (h) No Real Property of any Credit Party or its respective Subsidiaries is (i) listed or proposed for listing on the National Priorities List under CERCLA or is

     (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any foreign, state or local governmental authority having jurisdiction over any such Real Property.

         (i) There are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance by any of the Credit Parties or any of their respective Subsidiaries with any Environmental Law, or which may give rise to any liability under any Environmental Law, including, without limitation, liability under CERCLA or similar state, local or foreign laws, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing or notice of violation, study or investigation, based on or related to the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport, shipping or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Materials.

         SECTION 6. Affirmative Covenants. Holdings and the Borrower covenant and agree that on the Closing Date and thereafter for so long as this Agreement is in effect and until the Commitments have terminated and the Loans together with interest and fees are paid in full and all other Obligations incurred hereunder, to the extent due and payable, are paid in full:

         6.01. Information Covenants. Holdings will furnish or cause to be furnished to each Bank:

         (a) As soon as available and in any event within 90 days after the close of each fiscal year of Holdings, the consolidated balance sheets of Holdings and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, of stockholders' equity and of cash flows for such fiscal year, setting forth comparative consolidated figures for the preceding fiscal year and a report on such consolidated balance sheets and financial statements by a "Big Five" firm of independent certified public accountants, which report shall not be qualified as to the scope of audit or as to the status of Holdings and its Subsidiaries as a going concern and shall state that such consolidated financial statements present fairly the consolidated financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for such changes with which the independent certified public accountants concur) and the examination by such accountants was conducted in accordance with generally accepted auditing standards.

          (b) As soon as practicable and in any event within 30 days (45 days as to any month that is the third month of a fiscal quarter) after the end of the first full month ending after the Closing Date and each calendar month thereafter (exclusive of the twelfth month of any fiscal year), (i) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such period and (ii) the related statements of income and cash flows of Holdings and its Subsidiaries, in each case for such month and for the period from the beginning of the then current fiscal year to the end of such month, setting forth in comparative form the corresponding periods of the prior fiscal year.

          (c) Together with each delivery of financial statements of Holdings and its Subsidiaries pursuant to subsection (a) above, a written statement by the independent public accountants giving the report thereon (i) stating that their audit examination has included a review of the terms of Sections 6, 7, 8 and 9 of this Agreement as they relate to accounting matters but without having conducted any special auditing procedures in connection therewith, (ii) stating whether, in connection with their audit examination, any condition or event which constitutes a Default or Event of Default has come to their attention, and if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of their audit examination, and (iii) stating that based on their audit examination nothing has come to their attention which causes them to believe that as of the end of such fiscal year of Holdings there existed a Default or an Event of Default related to the breach of any covenant set forth in
     Section 6 or 7 as they relate to accounting matters and if such a condition or event has come to their attention, specifying the nature and period of existence thereof and what action the Borrower taken, is taking and proposes to take with respect thereto.

          (d) At the time of the delivery of the financial statements provided for in Sections 6.01(a) and (b) for any fiscal quarter, (x) certificates of the chief financial officer, controller, chief accounting officer or other Authorized Officer of Holdings to the effect that no Default or Event of Default exists, or, if any Default or Event of Default does exist, specifying the nature and extent thereof and what actions has been or will be taken in respect thereof, which certificate shall be accompanied by a Compliance Certificate in a form reasonably acceptable to the Administrative Agent setting forth the calculations required to establish whether Holdings was in compliance with the covenants in this Agreement (including without limitation the covenants set forth in Sections 7.10 and 7.12 through 7.13 inclusive) as at the end of such fiscal quarter or year, as the case may be, (y) a Management's Discussion and Analysis for such fiscal year or portion thereof ending with such fiscal quarter and (z) a comparison of the current year to date financial results against the plan/budget required to be submitted pursuant to subsection (k) shall be presented.

          (e) Promptly after review by the Board of Directors or any audit committee of the Board, a copy of each annual "management letter" submitted to Holdings by its independent accountants in connection with any annual audit made by them of the books of Holdings or any of its Subsidiaries.

          (f) Promptly upon their becoming available, copies of all consolidated financial statements, reports, notices and proxy statements sent or made available generally by Holdings or any Subsidiary of Holdings to its security holders in their capacity as such (other than to Holdings or another Subsidiary), of all regular and periodic reports and all registration statements and prospectuses, if any, filed by Holdings or any of its Subsidiaries with any securities exchange or with the SEC and of all press releases and other statements made available generally by Holdings or any Subsidiary of Holdings to the public concerning material developments in the business of Holdings and its Subsidiaries.

          (g) Promptly upon any officer of Holdings or the Borrower obtaining knowledge (w) of any condition or event which constitutes a Default or Event of Default, or becoming aware that any Bank has given any notice or taken any other action with respect to a claimed Default or Event of Default under this Agreement, (x) that any Person has given any notice to the Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 8.04, or (y) of a material adverse change in the business, operations, properties, assets, nature of assets, liabilities (contingent or otherwise), condition (financial or otherwise) or prospects of Holdings and its Subsidiaries, taken as a whole, an Officers' Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed Default, Event of Default, event or condition, or material adverse change, and what action Holdings or the Borrower has taken, is taking and proposes to take with respect thereto.

          (h) Promptly upon any officer of Holdings or the Borrower obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting any Credit Party or its respective Subsidiaries or any property of any Credit Party or its respective Subsidiaries not previously disclosed to the Banks, which action, suit, proceeding, governmental investigation or arbitration seeks (or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which seek) recovery from any Credit Party or its respective Subsidiaries aggregating $500,000 or more (exclusive of claims covered by insurance policies unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage on such claims), Holdings or the Borrower shall give notice thereof to the Administrative Agent, and, upon request, Holdings and the Borrower shall promptly report the status of any action, suit, proceeding, governmental investigation or arbitration previously disclosed to the Administrative Agent and provide such information as may be reasonably available to them to enable the Banks and their counsel to evaluate such matters.

          (i) Within 15 days after any material changes to the terms of any insurance policy as in effect on the Closing Date and described on Annex III or any cancellation of any such policy without replacement with a substantially similar policy, a report in form and substance reasonably satisfactory to the Administrative Agent outlining such changes or the terms of the replacement policy, as the case may be.

          (j) To the extent reasonably requested by the Administrative Agent, as soon as practicable and in any event within ten days of the later of such request and the making of any such amendment or waiver, copies of material amendments or waivers with respect to Indebtedness of any Credit Party or its respective Subsidiaries.

          (k) Holdings shall provide to the Administrative Agent (A) on or prior to December 15, 1999 and each December 15 thereafter, a consolidated plan/budget for each month in the succeeding fiscal year and (B) on or prior to December 15, 1999 and each December 15 thereafter, a consolidated plan for the next succeeding five fiscal years, in each case prepared in accordance with Holdings' normal accounting procedures (and which will represent management's reasonable estimate of Holdings' projected performance during such periods) applied on a consistent basis, including, without limitation, (i) forecasted consolidated balance sheets, consolidated statements of operations, of stockholders' equity and of cash flows of Holdings and its Subsidiaries on a consolidated basis for such periods, (ii) the amount of forecasted capital expenditures for such fiscal periods, (iii) forecasted compliance with Sections 7.10 and 7.12-7.13 and (iv) an appropriate discussion of the principal assumptions on which such plan/budget is based; provided that if any such forecast indicates that Holdings may not be in compliance with any provision of this Agreement at some future date, such forecast shall not constitute a Default or an Event of Default or anticipatory or other breach thereof.

          (l) Within ten (10) Business Days after the last Business Day of each month, a borrowing base certificate in the form of Exhibit I hereto (the "Borrowing Base Certificate") detailing the Eligible Accounts Receivable and Eligible Inventory as of the last day of such month, certified as complete and correct on behalf of the Borrower and the other Credit Parties by the chief executive officer, chief financial officer, controller or other Authorized Officer of the Borrower. In addition, each Borrowing Base Certificate shall have attached to it such additional schedules and/or other information as the Administrative Agent may reasonably request. If such Borrowing Base Certificate is not delivered within twenty-five (25) days after the end of any such month, then the Borrowing Base shall be deemed to be $0 until such time as such required Borrowing Base Certificate is delivered.

          (m) With reasonable promptness, such other information and data with respect to any Credit Party or its respective Subsidiaries, as from time to time may be reasonably requested by the Administrative Agent or any Bank.

          6.02. Books, Records and Inspections. Each Credit Party will keep true books of records and accounts in which full and correct entries will be made of all of its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP. Each Credit Party and its respective Subsidiaries will permit officers and designated representatives of the Administrative Agent or any Bank to visit and inspect any of the properties or assets of any Credit Party or its respective Subsidiaries, and to examine the books of account of any Credit Party or its respective Subsidiaries and discuss the affairs, finances and accounts of any Credit Party or its respective Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants (in the presence of such officers), all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or any Bank may reasonably request.

         6.03. Maintenance of Property; Insurance. (a) Each Credit Party and its Subsidiaries will exercise commercially reasonable efforts to maintain or cause to be maintained in good repair, working order and condition (subject to normal wear and tear) all properties used in its businesses and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof and will maintain and renew as necessary all licenses, permits and other clearances necessary to use and occupy such properties.

         (b) Subject to the provisions of subsection 6.03(c) below, each Credit Party and its Subsidiaries will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations to the extent that such types and such amounts of insurance are available at commercially reasonable rates. Each Credit Party will, and will cause each of its respective Subsidiaries to, furnish to each Bank, upon reasonable request, information as to the insurance carried, and will not cancel, without replacement with a substantially similar policy, any such insurance without the reasonable consent of the Required Banks.

         (c) Each Credit Party and its Subsidiaries will maintain in full force the insurance coverages in respect of the Collateral as set forth in the Security Documents.

         6.04. Payment of Taxes. Each Credit Party and its respective Subsidiaries will pay and discharge all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of such Credit Party or any of its respective Subsidiaries or cause a failure or forfeiture of title thereto; provided that neither such Credit Party nor any of its respective Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings promptly instituted and diligently conducted, which proceedings have the effect of preventing the forfeiture or sale of the property or asset that may become subject to such Lien, if it has maintained adequate reserves with respect thereto in accordance with and to the extent required under GAAP.

         6.05. Corporate Franchises. Each Credit Party and its respective Subsidiaries will do or cause to be done, all things necessary to preserve and keep in full force and effect its existence, rights and authority, except where such failure to keep in full force and effect such rights and authority could not reasonably be expected to have a Materially Adverse Effect.

         6.06. Compliance with Statutes, etc. Each Credit Party and its respective Subsidiaries will comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) other than non-compliance which could not reasonably be expected to have a Materially Adverse Effect.

         6.07. ERISA. Holdings will furnish to each of the Banks:

          (a) promptly, upon the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Credit Parties in an aggregate amount exceeding $250,000, a written notice specifying the nature thereof, what action the Credit Parties or members of their ERISA Group have taken, are taking or propose to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor, PBGC or Multiemployer Plan sponsor with respect thereto; and

          (b) upon request by the Administrative Agent, copies of: (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by an ERISA Entity with the Internal Revenue Service with respect to each Pension Plan; (ii) the most recent actuarial valuation report for each Pension Plan; (iii) all notices received by an ERISA Entity from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Employee Benefit Plan as the Administrative Agent shall reasonably request.

         6.08. Subsidiary Guarantees. In the event the Borrower or any of its Subsidiaries creates or acquires a Subsidiary, the Borrower will cause such Subsidiary to execute and deliver to the Collateral Agent for the benefit of the Banks a subsidiary guarantee, in form and substance satisfactory to the Collateral Agent, guaranteeing the Obligations.

         6.09. End of Fiscal Years; Fiscal Quarters. Holdings will, for financial reporting purposes, and will cause each of its Subsidiaries to, have its (i) fiscal years end on December 31, and (ii) fiscal quarters end on March 31, June 30, September 30, and December 31.

         6.10. Use of Proceeds. All proceeds of the Revolving Loans shall be used as provided in Section 5.05.

         6.11. Interest Rate Protection. The Borrower shall cause at least 50% of its consolidated Indebtedness to bear interest at a fixed, rather than floating, rate of interest. The Borrower may enter into Interest Rate Agreements reasonably acceptable to the Administrative Agent in order to comply with the preceding sentence.

         6.12. Equal Security for Revolving Loans and Revolving Notes; No Further Negative Pledges. (a) If any Credit Party or any of its respective Subsidiaries shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired and whether or not such property or assets constitutes Collateral, other than Permitted Encumbrances permitted by the applicable Security Document (unless prior written consent to the creation or assumption thereof shall have been obtained from the Administrative Agent and the Required Banks), it shall make or cause to be made effective provisions whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured as long as any such Indebtedness shall be secured; provided that this covenant shall not be construed as consent by the Administrative Agent and the Required Banks to any violation by the Borrower of the provisions of Section 7.03.

         (b) Except pursuant to the Indenture or with respect to prohibitions against other encumbrances on specific property encumbered to secure payment of particular Indebtedness permitted hereunder (which Indebtedness relates solely to the acquisition or improvement of such specific property), none of the Credit Parties nor any of their respective Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

         6.13. Lender Meeting. The Borrower will participate in a meeting of the Banks once during each fiscal year (commencing with the fiscal year ending December 31, 1998) to be held at a location and a time selected by the Borrower and reasonably acceptable to the Administrative Agent.

         6.14. Year 2000. Each Credit Party and its respective Subsidiaries will take all action necessary to assure that their computer-based systems are able to effectively process data, including dates on or after January 1, 2000. At the request of the Administrative Agent or any Bank, the Borrower shall provide the Administrative Agent or such Bank, as the case may be, with assurance reasonably acceptable to the Administrative Agent or such Bank, as the case may be, of the year 2000 capability of the Borrower and its Subsidiaries.

         6.15. Security Interests. Each Credit Party will perform any and all acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement) for filing in any appropriate jurisdiction under the provisions of the UCC, local law or any statute, rule or regulation of any applicable jurisdiction which are necessary in order to maintain or confirm in favor of the Collateral Agent for the benefit of the Banks a valid and perfected Lien on the Collateral and any property of the same type acquired after the Closing Date (the "Additional Collateral"), subject to no Liens except for Prior Liens and other Liens expressly permitted by the applicable Security Document with respect to such Collateral or Additional Collateral. The Borrower shall, as promptly as practicable after the filing of any financing statements, deliver to the Administrative Agent, at the Administrative Agent's request, acknowledgment copies of, or copies of lien search reports confirming the filing of, financing statements duly filed under the UCC of all jurisdictions as may be necessary or, in the reasonable judgment of the Administrative Agent, desirable to perfect the Lien created, or purported or intended to be created, by each Security Document.

         6.16. Environmental Events. (a) The Borrower will promptly give notice to the Administrative Agent upon becoming aware thereof (i) of any violation of any Environmental Law, (ii) of any inquiry, proceeding, investigation or other action under any Environmental Law, including without limitation a request for information or a notice of potential environmental liability from any foreign, federal, state or local environmental agency or board or any other Person, or
(iii) of the discovery of the release of any Hazardous Material at, on, under or from any of the Real Properties or any facility or equipment thereat in excess of reportable or allowable standards or levels under any Environmental Law, or in a manner and/or amount which could reasonably be expected to result in liability under any Environmental Law, in each case as to which there is a reasonable possibility of a Materially Adverse Effect.

         (b) In the event of the presence of any Hazardous Material on any of the Real Properties which is in violation of, or which could reasonably be expected to result in liability under, any Environmental Law, in each case which could reasonably be expected to have a Materially Adverse Effect, each Credit Party and its respective Subsidiaries, upon discovery thereof, shall take all necessary steps to initiate and expeditiously complete all response, corrective and other action to mitigate and eliminate any such adverse effect, and shall keep the Administrative Agent informed of their actions and the results of such actions.

         (c) The Borrower shall provide the Administrative Agent with copies of any notice, submittal or documentation provided by any Credit Party or any of its respective Subsidiaries to any governmental authority or other Person under any Environmental Law if the matter which is subject to the notice, submittal or other documentation could reasonably be expected to result in a Materially Adverse Effect. Such notice, submittal or documentation shall be provided to the Administrative Agent promptly and, in any event, within 5 Business Days after such material is provided to the governmental authority or third party.

         SECTION 7. Negative Covenants. Holdings and the Borrower hereby covenant and agree that as of the Closing Date and thereafter for so long as this Agreement is in effect and until the Revolving Loan Commitments have terminated and the Revolving Loans together with interest and fees are paid in full and all other Obligations incurred hereunder, to the extent due and payable, are paid in full:

         7.01. Changes in Business. (a) No Credit Party will materially alter the character of its business from that conducted by such Credit Party at the Closing Date as described in the Evaluation Materials.

         (b) Holdings will not engage in any business other than holding the common stock of the Borrower.

         7.02. Amendments or Waivers of Certain Documents. After the Closing Date, no Credit Party or its respective Subsidiaries will amend the terms of its respective certificate of incorporation or by-laws (or analogous organizational documents) in a manner adverse to the Banks without the prior written consent of the Required Banks, provided that this Section 7.02 shall not restrict Holdings' ability to consummate public offerings under the Securities Act otherwise in compliance with this Agreement.

         7.03. Liens. No Credit Party or its respective Subsidiaries will directly or indirectly create, incur, assume or permit or suffer to exist any Lien upon or with respect to any item constituting Collateral, whether now owned or hereafter acquired, or sell any such Collateral subject to an understanding or agreement, contingent or otherwise, to repurchase such Collateral or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except for the Lien of the Security Document relating thereto, Prior Liens applicable thereto and other Liens expressly permitted by such Security Document. No Credit Party or its respective Subsidiaries will create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of such Credit Party or its respective Subsidiaries which does not constitute Collateral whether now owned or hereafter acquired, or sell any Collateral, property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except the following, which are herein collectively referred to as "Permitted Encumbrances":

         (a) Liens for taxes, assessments or governmental charges or claims not yet delinquent or Liens for taxes, assessments or governmental charges or claims being contested in good faith and by appropriate proceedings for which adequate reserves, as may be required by GAAP, have been established;

          (b) Liens in respect of property or assets of any Credit Party or its respective Subsidiaries imposed by law (i) which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of any Credit Party or its respective Subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien or (ii) which do not relate to material liabilities of any Credit Party or its respective Subsidiaries and do not in the aggregate materially detract from the value of the property and assets of Holdings and its Subsidiaries taken as a whole;

          (c) Liens in connection with any attachment or judgment (including judgment or appeal bonds) not in excess of $500,000 individually or $1,000,000 in the aggregate for a Credit Party and its respective Subsidiaries (exclusive of any amount adequately covered by insurance as to which the insurance company has acknowledged coverage) unless the judgment it secures shall, within 60 days after the entry thereof, not have been discharged or execution thereof not stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay;

          (d) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money or the equivalent);

          (e) Subject to the provisions of Section 7.11, Leases with respect to the assets or properties of any Credit Party or its respective Subsidiaries entered into in the ordinary course of such Credit Party's or Subsidiary's business and subordinate in all respects to the Liens granted and evidenced by the Security Documents;

          (f) Easements, rights of way, restrictions, minor defects or irregularities in title not interfering in any material respect with the business of any Credit Party or its respective Subsidiaries, in each case incurred in the ordinary course of business and which do not materially impair for its intended purposes the use or value of the Real Property to which it relates;

          (g) Liens upon real or tangible personal property acquired by any Credit Party or its respective Subsidiaries after the date hereof; provided that (i) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, the cost of the item of property subject thereto, (ii) the original principal amount of the Indebtedness secured by such Lien is at least 70%, and does not exceed 100% of the fair value (as determined in good faith by the Board of Directors of the appropriate entity) of the respective property at the time it was so acquired, (iii) such Lien does not extend to or cover any other property other than such item of property and (d) the incurrence of such Indebtedness secured by such Lien is permitted by Section 7.04; and

          (h) Liens in favor of the Industrial Authority of Warren County, Kentucky securing the Indebtedness incurred pursuant to Section 7.04(g).

          Holdings and the Borrower shall use their reasonable best efforts to obtain the waiver of any Lien referred to in clause (b)(i) above on or in respect of any Equipment or Inventory.

          7.04. Indebtedness. No Credit Party or its respective Subsidiaries will contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness incurred pursuant to the Credit Documents; provided that the aggregate Indebtedness incurred pursuant to this Agreement shall in no event exceed the Total Revolving Loan Commitments;

          (b) Interest Rate Agreements;

          (c) $500,000 of Indebtedness in the aggregate for all Credit Parties and their respective Subsidiaries incurred to finance the cost of the acquisition of real or personal tangible property (including Capital Leases), which shall be in addition to any Indebtedness reflecting Capital Lease payments made with respect to the Indebtedness set forth in Section 7.04(g); provided that the original principal amount of such Indebtedness shall be at least 70% and shall not exceed 100% of the fair value of such property when acquired; and provided, further, that such Indebtedness is not secured by any Lien other than a Lien referred to in clause (g) of
     Section 7.03;

          (d) Contingent Obligations permitted by Section 7.16;

          (e) Indebtedness set forth on Annex V hereto (including $150,000,000 of Senior Notes and related guarantees issued pursuant to the Indenture);

          (f) other unsecured Indebtedness not exceeding $1,000,000 in the aggregate for all Credit Parties and their respective Subsidiaries at any time outstanding; and

          (g) $2,900,000 of Indebtedness in the aggregate for all Credit Parties and their respective Subsidiaries incurred to finance the cost of the Distribution Center; provided that such Indebtedness is not secured by any Lien other than a Lien referred to in Section 7.03(h).

          7.05. Sale or Discount of Receivables. No Credit Party or its respective Subsidiaries will sell, with or without recourse, or discount (other than in connection with trade discounts in the ordinary course of business consistent with past practice) or otherwise sell for less than the face value thereof, notes or accounts receivable.

         7.06. Advances, Investments and Loans. No Credit Party or its respective Subsidiaries will after the date hereof lend money or credit or make advances to any Person other than to the Borrower or a Subsidiary of the Borrower which is a Credit Party, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to any such Person, except:

          (a) investments in Cash and Cash Equivalents;

          (b) receivables owing to them and advances to customers and suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

          (c) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (d) the acceptance of a form of consideration other than Cash or Cash Equivalents in connection with the sale or disposition of assets to the extent provided in Section 7.15;

          (e) any purchase or acquisition of stock or other securities (i) expressly permitted by Section 7.08 hereof or (ii) in connection with the Pending Acquisitions; and

          (f) additional loans, advances and/or investments (including additional capital contributions to Subsidiaries of the Borrower) of a nature not contemplated by the foregoing clauses (a) through (e); provided that all loans, advances and investments made pursuant to this clause (f) shall not exceed $825,000 in the aggregate at any time outstanding for all Credit Parties and their respective Subsidiaries; and provided, further, that all Securities or other instruments evidencing such loans, investments or advances shall be pledged pursuant to an appropriate Security Document in the event that such Securities or other instruments shall have been acquired for aggregate consideration in excess of $100,000; and provided, further, that loans, advances or investments made to any Subsidiary of the Borrower pursuant to this clause (f) shall not exceed $300,000.

         7.07. Prepayments of Indebtedness, etc. No Credit Party or its respective Subsidiaries will: (a) after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms or provisions, to the extent any such amendment or modification (on the whole) would be adverse to the issuer thereof or to the interests of the Banks, of any of the Indebtedness (or any agreement relating thereto) of the type described in Sections 7.04(e) and (g); or (b) make (or give any notice in respect of) any voluntary or optional principal payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with any trustee with respect thereto money or securities before such Indebtedness is due for the purpose of paying such Indebtedness when due) or exchange of any such Indebtedness, if at such time a Default or Event of Default shall have occurred or be continuing or would result therefrom.

         7.08. Dividends, etc. No Credit Party or its respective Subsidiaries will declare or pay any dividends or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for any consideration, any shares of any class of its capital stock now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or make any loans or advances to Affiliates, or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of such Credit Party or any other Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing, "Dividends"), except that (i) any Credit

Party or its respective Subsidiaries may pay Dividends to its parent corporation if such parent corporation is (y) the Borrower or (z) a Wholly-Owned Subsidiary of the Borrower, (ii) any Subsidiary of the Borrower may pay to the Borrower, and the Borrower may pay to Holdings, any amounts required for the payment of any taxes payable (y) by the Borrower or (z) by the Borrower and/or its Subsidiaries on a consolidated, combined or unitary basis;
(iii) as long as no Default or Event of Default shall have occurred or be continuing or would result therefrom, any Credit Party or its respective Subsidiaries may pay Dividends to Holdings which Holdings will apply to purchase Management Stock and Vested Options from the Management Stockholders and their permitted transferees in an amount not to exceed $100,000 in any fiscal year and $250,000 in the aggregate; provided that such payments may only be made in connection with purchases of Management Stock and Vested Options upon the termination of employment, death or disability of the person to whom such shares of Management Stock or Vested Options were initially issued; (iv) the Borrower may pay Dividends to Holdings in an amount not to exceed $600,000 in any fiscal year to pay the ordinary operating and administrative expenses of Holdings and (v) as long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, and without duplication, the Borrower may pay Dividends to Holdings to enable Holdings to make the payments set forth in Section 7.09(vi).

         7.09. Transactions with Affiliates. No Credit Party or its respective Subsidiaries will after the date hereof enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any holder of 5% or more of any class of equity securities or with any Affiliate of the Borrower other than on terms and conditions substantially as favorable to such Credit Party or Subsidiary as would be obtainable by such Credit Party or Subsidiary at the time in a comparable arm's-length transaction with a Person other than a holder of 5% or more of any class of equity securities of Holdings or an Affiliate; provided that the foregoing restrictions shall not apply to
(i) transactions between or among any Credit Parties and their Wholly-Owned Subsidiaries excluding any Person which is not a Wholly-Owned Subsidiary of Holdings, (ii) payments permitted by Section 7.08(ii) and (iii), (iii) loans, advances and/or investments permitted by Section 7.06(f), (iv) the payment of fees to Indosuez and its Affiliates for financial services, such fees not to exceed Indosuez's usual and customary fees for similar services, (v) payments to Kohlberg for management services pursuant to documentation satisfactory to the Administrative Agent not to exceed in any fiscal year $850,000 plus an amount equal to 2% of the net cash proceeds in excess of $5,000,000 received by the Borrower from Kohlberg and/or its controlled Affiliates from (y) the issuance to Kohlberg and/or such controlled Affiliates of capital stock after the Closing Date and (z) without duplication of any amounts included in the immediately preceding clause (y), any contribution to the equity capital of the Borrower; provided that no Default or Event of Default shall have occurred and be continuing or would result from such payment, and (vi) advances to employees of the Borrower not to exceed $250,000 at any one time outstanding.

         7.10. Total Interest Coverage Ratio. The ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense for Holdings and its Subsidiaries set forth below for the Test Period ending on the last day of each calendar quarter listed below shall not be less than the ratio set forth opposite such date below; provided that for purposes of determining Consolidated EBITDA for any Test Period occurring on or before December 31, 1999, demonstrable annualized cost savings achieved during such Test Period and related to the Weiand Acquisition and Lunati Acquisition to the extent that such annualized savings are not already included in the calculation of Consolidated EBITDA shall be given effect as of the first day of such Test Period; provided further that in no event shall such adjustments exceed $1,500,000 for Weiand or $3,500,000 for Lunati in any Test Period:


        Test Period                                                                                                   Ratio
        -----------                                                                                                   -----
        December 31, 1999....................................................................................         1.40 to 1.00
        March 31, 2000.......................................................................................         1.40 to 1.00
        June 30, 2000........................................................................................         1.45 to 1.00
        September 30, 2000...................................................................................         1.45 to 1.00
        December 31, 2000 and each calendar quarter thereafter...............................................         1.50 to 1.00

         7.11. Sale and Lease-Backs. Unless a permitted disposition of Assets under Section 7.15 hereof, no Credit Party or its respective Subsidiaries will directly or indirectly, become or thereafter remain liable as lessee or as guarantor or other surety with respect to the lessee's obligations under any lease, whether an Operating Lease or a Capital Lease, of any property (whether real or personal or mixed) whether now owned or hereafter acquired, (i) which any Credit Party or its respective Subsidiaries has sold or transferred or is to sell or transfer to any other Person or (ii) which any Credit Party or its respective Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by any Credit Party or its respective Subsidiaries to any Person in connection with such lease, if in the case of clause (i) or (ii) above, such sale and such lease are part of the same transaction or a series of related transactions or such sale and such lease occur within one year of each other or are with the same other Person.

         7.12. Leverage Ratio. Holdings and the Borrower will not permit the ratio of (i) Indebtedness of Holdings and its Subsidiaries on the last day of each calendar quarter listed below to (ii) Consolidated EBITDA of Holdings for the Test Period ending on the last day of each calendar quarter listed below to be more than the ratio set forth below; provided that the portion of Indebtedness of Holdings and its Subsidiaries which constitute Revolving Loans shall be the average amount outstanding during the Test Period ending on such date:


        Test Period                                                                                                   Ratio
        -----------                                                                                                   -----
        December 31, 1999....................................................................................         6.00 to 1.00
        March 31, 2000.......................................................................................         5.85 to 1.00
        June 30, 2000........................................................................................         5.75 to 1.00
        September 30, 2000...................................................................................         5.65 to 1.00
        December 31, 2000 and each calendar quarter thereafter...............................................         5.50 to 1.00

provided that for purposes of determining Consolidated EBITDA for any Test Period occurring on or before December 31, 1999, demonstrable annualized cost savings achieved during such Test Period and related to the Weiand Acquisition and Lunati Acquisition to the extent that such annualized savings are not already included in the calculation of Consolidated EBITDA shall be given effect as of the first day of such Test Period; provided further that in no event shall such adjustments exceed $1,500,000 for Weiand or $3,500,000 for Lunati in any Test Period.

         7.13. Minimum Consolidated EBITDA. Holdings will maintain a Consolidated EBITDA of at least the amount set forth below for the Test Period ending on each date listed below:



                                                                                                                     Minimum EBITDA
        Test Period                                                                                                  ($ Millions)
        -----------                                                                                                  ------------
        December 31, 1999....................................................................................           $24.90
        March 31, 2000.......................................................................................            25.40
        June 30, 2000........................................................................................            25.90
        September 30, 2000...................................................................................            26.40
        December 31, 2000....................................................................................            27.00
        March 31, 2001.......................................................................................            27.50
        June 30, 2001........................................................................................            27.90
        September 30, 2001...................................................................................            28.50
        December 31, 2001....................................................................................            28.80
        March 31, 2002.......................................................................................            28.80
        June 30, 2002........................................................................................            28.80
        September 30, 2002...................................................................................            28.80
        December 31, 2002....................................................................................            30.60
        March 31, 2003.......................................................................................            31.50
        June 30, 2003........................................................................................            32.00


         7.14. Issuance of Subsidiary Stock. No Credit Party or any of its respective Subsidiaries will, directly or indirectly issue, sell, assign, pledge or otherwise encumber or dispose of any shares of the Subsidiaries' capital stock or other securities (or warrants, rights or options to acquire capital stock or convertible securities or other equity securities) of such Subsidiary, other than to another Credit Party and other than pursuant to the Security Documents or as contemplated by Section 6.17.

         7.15. Disposition of Assets. No Credit Party or its respective Subsidiaries will dispose of all or any part of its interest in any asset, except that such Credit Party or Subsidiary may sell assets so long as either
(i) such sales are approved by the Required Banks and the sales price thereof is, in the reasonable judgment of the Administrative Agent, at least equal to the fair market value of such assets, (ii) such sales are for at least the fair market value of such assets and the aggregate amount of such asset sales is less than $500,000 in any 12-month period, (iii) such sales are of Inventory in the ordinary course of business or (iv) such sales are (A) of obsolete equipment, (B) for at least the fair market value of such equipment, (C) not in excess of $100,000 individually or $500,000 per year in the aggregate and (D) the proceeds of such sales are used within 90 days of such sales to (1) purchase equipment used in substantially similar lines of business or (2) to repay Indebtedness under this Agreement.

         The consideration received by any Credit Party or its respective Subsidiaries from each sale of assets permitted above shall be received in whole at the time of sale and at least 75% of the consideration from each sale shall consist of Cash or Cash Equivalents.

          7.16. Contingent Obligations. No Credit Party or its respective Subsidiaries will directly or indirectly, create or become or be liable with respect to any Contingent Obligation except:

                (i) guarantees resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

                (ii)  Interest Rate Agreements;

               (iii) Contingent Obligations arising pursuant to the terms of the Purchase Agreement;

               (iv) Obligations of each Credit Party to or for the benefit of the Banks hereunder or under the other Credit Documents;

               (v)   Currency Protection Agreements; and

               (vi) other Contingent Obligations not to exceed $250,000 in the aggregate for all Credit Parties and their respective Subsidiaries outstanding at any one time.

          7.17. Holdings' Equity Sales and Net Financing Proceeds. Holdings shall (i) upon the sale of any of the equity of itself or the Borrower, contribute an amount equal to 100% of the net proceeds thereof to the Borrower in the form of Cash or Cash Equivalents and (ii) on the date of receipt by Holdings of any Net Financing Proceeds, contribute an amount equal to 100% of such Net Financing Proceeds to the Borrower in the form of Cash or Cash Equivalents.

         7.18. Merger and Consolidations. No Credit Party will merge or consolidate with or into any other entity; provided that a Subsidiary of the Borrower may merge with or into the Borrower or another Subsidiary of the Borrower so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom.

         SECTION 8. Events of Default. Upon the occurrence and during the continuance of any of the following specified events (each an "Event of Default"):

         8.01. Payments. The Borrower shall (i) default in the payment when due of any principal of the Revolving Loans, (ii) default, and such default shall continue for two or more Business Days, in the payment when due of any interest on the Loans or under any other Credit Document or (iii) fail to pay any other amounts owing hereunder for five days after receiving notice from the Administrative Agent of such default; or

                  8.02. Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  8.03. Covenants. Any Credit Party or its respective Subsidiaries shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 6.12, 6.14, 6.15 or
Section 7 hereof or (b) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any Security Document (other than those referred to in Section 8.01, 8.02 or clause
(a) of this Section 8.03) and such default shall continue unremedied for a period of at least thirty days after the date of such default; or

                  8.04. Default Under Other Agreements. (a) Any Credit Party or its respective Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than Obligations) having a principal amount in excess of $500,000 individually or $1,000,000 in the aggregate for all Credit Parties and their Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or (b) any such Indebtedness of any Credit Party or any of its respective Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

                  8.05. Bankruptcy, etc. Any Credit Party or its respective Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled

"Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against any Credit Party or any of its respective Subsidiaries and the petition is not timely controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Credit Party or any of its respective Subsidiaries; or any Credit Party or any of its respective Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Credit Party or any of its respective Subsidiaries; or there is commenced against any Credit Party or any of its respective Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or any Credit Party or any of its respective Subsidiaries is adjudicated insolvent or bankrupt; or any order for relief or other order approving any such case or proceeding is entered; or any Credit Party or any of its respective Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or any Credit Party or any of its respective Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by any Credit Party or any of its respective Subsidiaries for the purpose of effecting any of the foregoing; or

                  8.06. ERISA. An ERISA Event or noncompliance with respect to Foreign Plans shall have occurred that, in the opinion of the Required Banks, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Credit Parties in an aggregate amount exceeding $250,000; or

                  8.07. Security Documents. Any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons other than the holders of Prior Liens and subject to no

Liens other than those Liens expressly permitted by the applicable Security Document; or

                  8.08. Guarantees. Any Guarantee or any provisions thereof shall cease to be in full force or effect in all material respects, or the Guarantor thereunder or Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such Guarantee or the Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Guarantee; or

                  8.09. Judgments. One or more judgments or decrees shall be entered against any Credit Party or any of its respective Subsidiaries involving a liability of $300,000 or more in the case of any one such judgment or decree and $1,000,000 or more in the aggregate for all such judgments and decrees for all Credit Parties and their respective Subsidiaries (in either case in excess of the amount covered by insurance as to which the insurance company has acknowledged coverage) and (i) any such judgments or decrees shall not have been vacated, discharged, bonded or enforcement thereof stayed pending appeal within 60 days from the entry thereof or (ii) any enforcement proceeding therefor shall have been commenced; or

                  8.10.  Ownership.  A Change of Control shall occur.

                  8.11. Environmental Expenditures. The expenditures incurred by the Credit Parties (and not reimbursed by Seller) from and after the Closing Date with respect to the environmental matters set forth on Annex XI (Environmental Contingencies) hereto in excess of (i) the Environmental Deductible (as defined in the Holley Purchase Agreement) and (ii) any co-payment obligation of the Borrower pursuant to the Holley Purchase Agreement shall exceed $7,500,000 in the aggregate or $1,500,000 in any fiscal year of Holdings.

                  Then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Banks, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Bank to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 8.05 shall occur, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Revolving Loan Commitments terminated, whereupon the Revolving Loan Commitment of each Bank shall forthwith terminate immediately and any accrued and unpaid Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and accrued interest in respect of all Revolving Loans and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; and/or (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the remedies created pursuant to the Security Documents. If an Event of Default is cured or waived in accordance with the terms of the Agreement, it ceases (and, if waived, pursuant to the terms, and to the extent, of such waiver).

                  SECTION 9. Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

                  "Account" means all of the "accounts" of the Borrower and its Subsidiaries (as that term is defined in Section 9-106 of the Uniform Commercial Code as in effect in the State of New York) whether or not such Account has been earned by performance, whether now existing or existing in the future, including, without limitation, all (i) accounts receivable, including, without limitation, all accounts created by or arising from the Borrower's sales of goods or rendition of services made under the Borrower's trademarks or trade names; (ii) unpaid seller's rights (including rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom; (iii) rights to any goods represented by any of the foregoing, including returned or repossessed goods; (iv) reserves and credit balances held by the Borrower with respect to any such accounts receivable or any account debtor; (v) guarantees or collateral for any of the foregoing; and (vi) insurance policies or rights relating to any of the foregoing.

                  "Acquisition Documents" means the Purchase Agreement and all other documents entered into or delivered in connection therewith.

                  "Additional Collateral" has the meaning provided in Section 6.15.

                  "Administrative Agent" means Indosuez, or any successor thereto appointed in accordance herewith, in its capacity as administrative agent for the Banks.

                  "Administrative Agent's Office" means the office of the Administrative Agent located at 1211 Avenue of the Americas, New York, New York 10036, or such other office in New York as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                  "Affiliate" means with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and executive officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation for the purposes of this definition if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                  "Agent" or "Agents" has the meaning provided in the first paragraph of this Agreement and shall include any successor or successors thereto appointed in accordance herewith.

                  "Agreement" means this Amended and Restated Credit Agreement, as the same may after its execution be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                  "Approved Fund" means, with respect to any Bank that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Bank or by an affiliate of such investment advisor.

                  "Asset Sale" means the sale, transfer or other disposition, to the extent consummated after the Closing Date, by any Credit Party or any of its respective Subsidiaries of any asset of such Credit Party or its respective Subsidiaries to any Person (other than transactions included in the definition of Net Financing Proceeds and sales, transfers or other dispositions of inventory in the ordinary course of business and/or of obsolete equipment effected in compliance with Section 7.15(a)(iv)).

                  "Authorized Officer" means any senior officer of Holdings or the Borrower to the extent acceptable to the Administrative Agent.

                  "Bank" has the meaning provided in the first paragraph of this Agreement and in Section 11.04.

                  "Bankruptcy Code" has the meaning provided in Section 8.05.

                  "Base Rate" means the higher of (x) 1/2% per annum in excess of the Federal Funds Rate and (y) the rate which the Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time. The rate the Administrative Agent announces as its prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the rate it announces as its prime lending rate.

                  "Base Rate Loan" means each Loan bearing interest at the rate provided in Section 1.08(a).

                  "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as such term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

                  "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

                  "Borrower" means Holley Performance Products Inc.

                  "Borrowing" means the incurrence pursuant to a Notice of Borrowing and to the Loan Facility of one Type of Loan by a Borrower from all of the Banks on a pro rata basis on a given date (or resulting from conversions on a given date), having in the case of Reserve Adjusted Eurodollar Loans the same Interest Period.

                  "Borrowing Base" means an amount equal to the sum of (i) 85% of the Eligible Accounts Receivable and (ii) 55% of the Eligible Inventory.

                  "Borrowing Base Certificate" has the meaning assigned to that term in Section 6.01.

                  "Business Day" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Reserve Adjusted Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank eurodollar market.

                  "Capital Lease" of any Person means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person, together with any renewals of such leases (or entry into new leases) on substantially similar terms.

                  "Capital Stock" means: (1)in the case of a corporation, all corporate stock (however designated); (2)in the case of an association or business entity, any and all shares, interests, participants, rights or other equivalents (however designated) of corporate stock; (3)in the case of a partnership or limited liability company, partnership or member interests (whether general or limited); and (4)any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets, the issuing Person.

                  "Capitalized Lease Obligations" of any Person means all obligations under Capital Leases of such Person or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

                  "Cash" means money, currency or a credit balance in a Deposit Account.

                  "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than three years from the date of acquisition, (ii) marketable direct obligations issued by any State of the United States of America or any local government or other political subdivision thereof rated (at the time of acquisition of such security) at least AA by Standard & Poor's Ratings Group ("S&P") or the equivalent thereof by Moody's Investors Service, Inc.
("Moody's") having maturities of not more than one year from the date of acquisition, (iii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Bank, (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (z) any bank whose short-term commercial paper rating (at the time of acquisition of such security) by S&P is at least A-1 or the equivalent thereof or by Moody's is at least P-1 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than six months from the date of acquisition, (iv) commercial paper and variable or fixed rate notes issued by any Bank or Approved Bank or by the parent company of any Bank or Approved Bank and commercial paper and variable rate notes issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating (at the time of acquisition of such security) of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long-term unsecured debt rating (at the time of acquisition of such security) of at least AA or the equivalent thereof by S&P or the equivalent thereof by Moody's and in each case maturing within one year after the date of acquisition, and (v) repurchase agreements with any Bank or any primary dealer maturing within one year from the date of acquisition that are fully collateralized by investment instruments that would otherwise be Cash Equivalents; provided that the terms of such repurchase agreements comply with the guidelines set forth in the Federal Financial Institutions Examination Council Supervisory Policy -- Repurchase Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

                  "Change of Control" means the occurrence of any of the following:

                  (1) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Holdings or the Borrower taken as a whole to any "person" or "group" (as such terms are used in Section 13(d)(3) of the Exchange Act);

                  (2) the adoption of a plan relating to the liquidation or dissolution of Holdings or the Borrower;

                  (3) the consummation of any transaction(including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as defined above), other than one or more Permitted Holders, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Holdings, measured by voting power rather than number of shares;

                  (4) the first day on which a majority of the members of the Board of Directors of Holdings are not Continuing Directors;

                  (5) Holdings consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Holdings, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Holdings is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Holdings outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person immediately after giving effect to such issuance; or

                  (6) the Borrower ceases to be a Wholly-Owned Subsidiary of Holdings.

                  "Closing Date" means September 20, 1999.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" means all of the Pledged Collateral and Pledged Securities.

                  "Collateral Agent" means the Administrative Agent in its capacity as collateral agent for the Banks.

                  "Commercial Letter of Credit" means any letter of credit or similar instrument issued for the account of the Bor-rower for the benefit of the Borrower or any of its Subsidiaries, for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by the Borrower or any of its Subsidiaries in the ordinary course of business of the Borrower or such Subsidiaries.

                  "Commitment Commission" has the meaning provided in Section 2.03.

                  "Common Stock" means the Common Stock, par value $.01 per share, of Holdings.

                  "Compliance Certificate" means a certificate issued pursuant to Section 6.01(f) signed by a chief financial officer, controller, chief accounting officer or other Authorized Officer of Holdings.

                  "Consolidated Amortization Expense" for any Person means, for any period, the consolidated amortization expense of such Person for such period, determined on a consolidated basis for such Person and its Subsidiaries in conformity with GAAP.

                  "Consolidated Depreciation Expense" for any Person means, for any period, the consolidated depreciation expense of such Person for such period, determined on a consolidated basis for such Person and its consolidated Subsidiaries in conformity with GAAP.

                  "Consolidated EBITDA" for any Person means, for any period, the difference between (A) the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Tax Expense related to income, (iii) Consolidated Interest Expense, (iv) Consolidated Amortization Expense, (v) Consolidated Depreciation Expense, (vi) to the extent deducted in computing Consolidated Net Income, one-time severance and moving costs incurred by the Borrower prior to December 31, 1998 as a result of or in connection with the acquisition of the Borrower and (vii) to the extent deducted in computing Consolidated Net Income, one-time severance, integration and moving costs incurred by the Borrower prior to December 31, 1999 as a result of or in connection with the Weiand Acquisition and the Lunati Acquisition, less (B) the sum of the amounts for such period of

(i) interest income and (ii) net gains on sales of assets to the extent included in Consolidated Net Income, whether or not extraordinary (excluding sales in the ordinary course of business) and other extraordinary gains, all as determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP.

                  "Consolidated Interest Expense" for any Person shall means, for any period, the sum of (x) total interest expense (including that attributable to Capital Leases in accordance with GAAP) and (y) total cash dividends paid on any preferred stock, in each case of such Person and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness and preferred stock of such Person and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, but excluding, however, any amortization of deferred financing costs, all as determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP. For purposes of clause (y) above, dividend requirements shall be increased to an amount representing the pretax earnings that would be required to cover such dividend requirements; accordingly, the increased amount shall be equal to such dividend requirements multiplied by a fraction, the numerator of which is such dividend requirement and the denominator of which is 1 minus the applicable actual combined Federal, state, local and foreign income tax rate of such Person and its subsidiaries (expressed as a decimal), on a consolidated basis, for the fiscal year immediately preceding the date of the transaction giving rise to the need to calculate Consolidated Interest Expense.

                  "Consolidated Net Income" for any Person means, for any period, the net income (or loss) of such Person and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined on a consolidated basis for such Person and its consolidated Subsidiaries in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any other Person (other than consolidated Subsidiaries of such Person) in which any third Person (other than such Person or any of its consolidated Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Subsidiaries by such other Person during such period, (ii) the income (or loss) of any other Person accrued prior to the date it becomes a consolidated Subsidiary of such Person or is merged into or consolidated with such Person or any of its consolidated Subsidiaries or such other Person's assets are acquired by such Person or any of its consolidated Subsidiaries, and (iii) the income of any consolidated Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by that consolidated Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that consolidated Subsidiary.

                  "Consolidated Tax Expense" for any Person means, for any period, the consolidated tax expense of such Person for such period, determined on a consolidated basis for such Person and its consolidated Subsidiaries in conformity with GAAP.

                  "Contingent Obligations" means, as to any Person, without duplication, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business and amounts that are included in
Section 7.16. The amount of any Contingent Obligation shall be deemed to be an amount equal to the maximum amount that such Person may be obligated to expend pursuant to the terms of such Contingent Obligation or, if such Contingent Obligation is not so limited, the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Borrower who: (1) was a member of such Board of Directors on the date hereof; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

                  "Credit Documents" means (i) this Agreement, (ii) each Note,
(iii) each Guarantee and (iv) each Security Document.

                  "Credit Party" means at all times Holdings, the Borrower and each Subsidiary thereof that pledges any stock, grants any Lien or issues any guarantee pursuant to any Credit Document.

                  "Currency Protection Agreement" shall mean any foreign exchange contract, currency swap agreement, or other financial agreements or arrangements designed to protect any Borrower against fluctuations in currency values.

                  "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

                  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Senior Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Borrower to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provided that the Borrower may not repurchase or redeem any such repurchase or redemption complies with Section 7.08 hereof.

                  "Distribution Center" means the distribution center constructed or to be constructed in Warren County, Kentucky.

                  "Dividends" has the meaning provided in Section 7.08.

                  "Documents" means each Credit Document and the Indenture.

                  "Dollars" means United States Dollars.

                  "Effective Date" has the meaning provided in Section 11.10.

                  "Eligible Accounts Receivable" means, as at any applicable date of determination, the aggregate face amount of the Accounts of the Credit Parties included in clause (i) of the definition of Account hereunder (excluding any Accounts set forth in clauses (ii) through (vi) of such definition), without duplication, in each case less (without duplication) the aggregate amount of all reserves, limits and deductions with respect to such Accounts set forth below and less the aggregate amount of all returns, discounts, claims, rebates, offsets, credits, charges (including warehouseman's charges) and allowances of any nature with respect to such Accounts (whether or not reflected on the balance sheet and whether issued, owing, granted or outstanding). Unless otherwise approved in writing by the Administrative Agent in its sole discretion, no individual Account shall be deemed to be an Eligible Account Receivable if:

                  (a) the Credit Party does not have legal and valid title to the Account; or

                  (b) the Account is not the valid, binding and legally enforceable obligation of the account debtor subject, as to enforceability, only to (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability of creditors' rights generally and (ii) judicial discretion in connection with the remedy of specific performance and other equitable remedies; or

                  (c) the Account arises out of a sale made by a Credit Party to an Affiliate of such Credit Party; or

                  (d) the Account or any portion thereof is unpaid (y) more than 60 days after the original invoice date, with respect to Accounts the invoice for which provides that payment is due in 30 days or less from the date of such invoice or (z) more than 90 days after the original invoice date, with respect to Accounts the invoice for which provides that payment is due more than 30 days from the date of such invoice; or

                  (e) the Account is unpaid more than 30 days after the original payment due date, with respect to Accounts the invoice for which provides that payment is due more than 90 days from the date of such invoice; provided, however, that the aggregate amount of all invoices providing for payment more than 30 days from the date of the invoice that may constitute Eligible Accounts Receivable shall not exceed $1,000,000 at any one time; or

                  (f) such Account, when aggregated with all other Accounts of the same account debtor (or any Affiliate thereof), exceeds ten percent in face value of all Accounts of the Credit Parties then outstanding (fifteen percent with respect to Accounts to Advance Auto and twelve percent with respect to Accounts of Autozone, Buckeye Sales Company, Pep Boys and Western Auto), to the extent of such excess; or

                  (g) (i) the account debtor for such Account is also a creditor of a Credit Party, to the extent of the amount owed by such Credit Party to the account debtor, (ii) the Account is subject to any claim on the part of the account debtor disputing liability under such Account in whole or in part, to the extent of the amount of such dispute or (iii) the Account otherwise is or is reasonably likely to become subject to any right of setoff or any counterclaim, claim or defense by the account debtor, to the extent of the amount of such setoff or counterclaim, claim or defense; or

                  (h) the account debtor for such Account has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors or if a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the account debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or if any other petition or other application for relief under the federal bankruptcy laws has been filed by or against the account debtor, or if the account debtor has failed, suspended business, ceased to be solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

                  (i) the Administrative Agent does not have a valid and perfected first priority security interest in such Account (subject only to a tax lien being contested in good faith and by appropriate proceedings and permitted by Section 7.03(a)); or

                  (j) the sale to the account debtor for such Account is on a consignment, sale on approval, guaranteed sale or sale-and-return basis or pursuant to any written agreement requiring repurchase or return; or

                  (k) such Account is from an account debtor (or any Affiliate thereof) and fifty percent (50%) or more, in face amount, of other Accounts from either such account debtor or any Affiliate thereof do not meet the requirements for eligible status set forth in subparagraph (d) or (e) above, as applicable; or

                  (l) fifty percent (50%) or more, in face amount, of other Accounts from the same account debtor for such Account are deemed not to be Eligible Accounts Receivable hereunder; or

                  (m) the account debtor for such Account is a foreign government or any agency, department or institution thereof; or

                  (n) such Account is an Account a security interest in which would be subject to the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. ss. 3727 et seq.), unless the Credit Party has assigned the Account to the Administrative Agent in compliance with the provisions of such Act; or

                  (o) the account debtor for such Account is outside the continental United States or incorporated in or conducting substantially all of its business in any jurisdiction located outside the continental United States, unless the sale is (i) on letter of credit or sight draft, guaranty or acceptance terms, in each case acceptable to the Administrative Agent, (ii) such Account is otherwise approved by and reasonably acceptable to the Administrative Agent; or

                  (p) the Administrative Agent determines in good faith in accordance with its internal credit policies that (i) collection of the account is insecure or (ii) such Account may not be paid by reason of the account debtor's financial inability to pay; provided, however, that any Account referred to in this clause (p) shall not become ineligible until the Administrative Agent shall have given the Credit Party three Business Days' advance notice of such determination; or

                  (q) the goods giving rise to such Account have not been shipped or the services giving rise to such Account have not been performed by a Credit Party or the Account otherwise does not represent a final sale; or

                  (r) such Account does not comply in all material respects with all applicable legal requirements, including, where applicable, the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System, in each case as amended.

                  In addition to the foregoing, Eligible Accounts Receivable includes such Accounts as the Borrower requests and that the Administrative Agent approves in advance, in writing and in its sole discretion (or if the aggregate face amount to be approved exceeds $1,500,000 at any one time, the approval of the Required Banks has been obtained in writing).

                  "Eligible Inventory" means (A) the gross amount of Inventory of the Credit Parties, valued at the lower of cost (on a FIFO basis) or market, which (i) is owned solely by a Credit Party and with respect to which such Credit Party has good, valid and marketable title; (ii) is stored on property that is either (a) leased by a Credit Party or (b) owned or leased by a warehouseman that has contracted with a Credit Party to store Inventory on such warehouseman's property (provided that with respect to Inventory stored on property leased by a Credit Party or owned or leased by a warehouseman, such Credit Party shall have delivered to the Administrative Agent an agreement satisfactory to the Administrative Agent executed by such lessor or warehouseman); (iii) is subject to a valid, enforceable and first priority Lien in favor of the Administrative Agent; (iv) is located in the continental United States; and (v) is not, in the reasonable judgment of the Administrative Agent, obsolete or slow moving in relation to customary industry practice, and which otherwise conforms to the requirements for eligibility contained herein; (B) less the amount of any goods returned or rejected by the Credit Parties' customers and goods in transit to third parties (other than to the Credit Parties' agents or warehousemen that comply with clause (A)(ii)(b) above); and
(C) less the amount of any re-
serves for special order goods or otherwise. In addition to the foregoing, Eligible Inventory shall include such items of the Credit Parties' Inventory as the Borrower shall request and that the Administrative Agent approves in advance, in writing and in its sole discretion (or if the aggregate amount to be approved exceeds $1,000,000 at any one time, the approval of the Required Banks has been obtained).

                  "Employee Benefit Plan" shall mean an employee benefit plan (as defined in Section 3(3) of ERISA) that is maintained or contributed to by any ERISA Entity or with respect to which a Credit Party could incur liability.

                  "Environmental Laws" means the common law and all applicable federal, state, local and foreign laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, now or hereafter in effect, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of Hazardous Materials, into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata),
(ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials, and (iii) underground and aboveground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Entity" shall mean any member of an ERISA Group.

                  "ERISA Event" shall mean (a) any "reportable event," as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Pension Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Pension Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the filing pursuant to Section 412(d) of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) the incurrence by any ERISA Entity of any liability under Title IV of ERISA with respect to the termination of any Pension Plan; (e) the receipt by any ERISA Entity from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of or the appointment of a trustee to administer, any Pension Plan; (f) the incurrence by any ERISA Entity of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; (g) the receipt by an ERISA Entity of any notice, or the receipt by any Multiemployer Plan from any ERISA Entity of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the failure to make any payment or contribution to any Pension Plan or the making of any amendment to any Pension Plan which could result in the imposition of a lien or the posting of a bond or other security; or (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to a Credit Party.

                  "ERISA Group" shall mean each Credit Party and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which together with a Credit Party, are treated as a single employer under Section 414 of the Code.

                  "Eurodollar Rate" means with respect to each Interest Period for a Reserve Adjusted Eurodollar Loan, (i) the arithmetic average (rounded to the nearest 1/100 of 1%) of the offered quotation to first-class banks in the interbank Eurodollar market by each of the Reference Banks for dollar deposits of amounts in same day funds comparable to the outstanding princi-pal amount of the Reserve Adjusted Eurodollar Loan of such Reference Bank for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan, determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided that if the Reference Banks fail to provide the Administrative Agent with its aforesaid rate, then the Eurodollar Rate shall be determined based on the rate or rates provided to the Administrative Agent by a bank designated by the Required Banks.

                  "Evaluation Materials" means the Offering Memorandum, this Agreement and all documents delivered to the Banks on or prior to the Closing Date pursuant to this Agreement.

                  "Event of Default" has the meaning provided in Section 8.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Federal Funds Rate" means on any one day the weighted average of the rate on overnight Federal funds transactions with members of the Federal Reserve System only arranged by Federal funds brokers as published as of such day by the Federal Reserve Bank of New York, or if not so published, the rate then used by first class banks in extending overnight loans to other first class banks.

                  "Financing Proceeds" means the cash (other than Net Cash Proceeds) received by Holdings, the Borrower and/or any of their respective Subsidiaries, directly or indirectly, from any financing transaction of whatever kind or nature, including without limitation from any incurrence of Indebtedness, any mortgage or pledge of an asset or interest therein (including a transaction which is the substantial equivalent of a mortgage or pledge), from the sale of tax benefits, from a lease to a third party and a pledge of the lease payments due thereunder to secure Indebtedness, from a joint venture arrangement, from an exchange of assets and a sale of the assets received in such exchange, or any other similar arrangement or technique whereby the Borrower or any of their respective Subsidiaries obtains Cash in respect of an asset, net of direct costs associated therewith.

                  "Foreign Plan" shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, a Credit Party with respect to employees employed outside the United States.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time it being understood and agreed that determinations in accordance with GAAP for purposes of Section 7, including defined terms as used therein, are subject (to the extent provided therein) to Section 11.07(a).

                  "General Security Agreement" means the Amended and Restated Security Agreement executed and delivered by Holdings, the Borrower and each Subsidiary substantially in the form of Exhibit D hereto, except for such changes as shall have been approved by the Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms hereof.

                  "Government Acts" shall have the meaning provided in Section 1.13(i).

                  "Governmental Authority" shall mean any federal, state, local, foreign or other governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

                  "Guarantees" means and includes, once executed and delivered, the Holdings Guarantee and the Subsidiary Guarantees.

                  "Guarantor" for purposes of this Agreement means Holdings or any of the Subsidiary Guarantors.

                  "Hazardous Materials" has the meaning assigned to that term in Section 5.23(e).

                  "Holdings" means KHPP Holdings, Inc., a Delaware corporation.

                  "Holdings Guarantee" means the Guarantee executed and delivered by Holdings substantially in the form of Exhibit C-1, except for such changes as shall have been approved by the Administrative Agent, as the same may after its execution be amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms hereof.

                  "Holley Purchase Agreement" means the Stock Purchase Agreement dated as of April 21, 1998 among the Borrower, Holley Performance Products Inc. and Coltec Industries Inc.

                  "Hooker Purchase Agreement" means the Stock Purchase Agreement dated as of May 5, 1999 among, inter alia, the Borrower and Hooker Industries, Inc.

                  "Indebtedness" of any Person means, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed by such first Person, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all obligations of such Person under Interest Rate Agreements or Currency Protection Agreements and (viii) all Contingent Obligations of such Person; provided that Indebtedness shall not include trade payables, accrued expenses, accrued dividends, stock redemption payments, royalty payments, accrued retirees or employees benefits, deferred taxes and accrued income taxes, in each case arising in the ordinary course of business. For purposes of clause (iv) above (where the relevant Indebtedness has not been assumed by such first Person), the amount of Indebtedness is equal to the lesser of the amount of Indebtedness secured or the fair market value of the property subject to the Lien.

                  "Indenture" means the Indenture dated as of September 20, 1999 between the Borrower and State Street Bank and Trust Company, as Trustee, in the form previously delivered to the Agents, and any related documents pursuant to which the Borrower will issue the Senior Notes.

                  "Indosuez" means Credit Agricole Indosuez.

                  "Interest Margin" shall mean, in respect of (i) Base Rate Loans, 1.00% and (ii) Reserve Adjusted Eurodollar Loans, 2.50%.

                  "Interest Period" means, with respect to any Reserve Adjusted Eurodollar Loan, the interest period applicable thereto, as determined pursuant to Section 1.09.

                  "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option contract or other similar agreement or arrangement to which the Borrower is a party, designed to protect the Borrower or any of its Subsidiaries against fluctuations in interest rates.

                  "Interest Rate Determination Date" means each date for calculating the Eurodollar Rate for purposes of determining the interest rate in respect of an Interest Period. The Interest Rate Determination Date shall be the second Business Day prior to the first day of the related Interest Period for a Reserve Adjusted Eurodollar Loan.

                  "Inventory" means all of the inventory of the Borrower and its Subsidiaries including without limitation: (i) all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in their business; (ii) all goods, wares and merchandise, finished or unfinished, held for sale or lease or leased or furnished or to be furnished under contracts of service; and (iii) all goods returned or repossessed by the Borrower or its Subsidiaries.

                  "Issuing Bank" means the Bank that agrees to issue a Letter of Credit, determined as provided in Section 1.13(c).

                  "Kohlberg" shall mean Kohlberg & Co., L.L.C., a Delaware limited liability company.

                  "Lease" means any lease, sublease, franchise agreement, license, occupancy or concession agreement.

                  "Letter of Credit" or "Letters of Credit" means (i) Standby Letter or Letters of Credit and (ii) Commercial Letter or Letters of Credit, in each case, issued or to be issued by Issuing Banks for the account of any Borrower pursuant to Section 1.13.

                  "Letter of Credit Participation" has the meaning assigned to that term in Section 1.13(a).

                  "Letters of Credit Usage" means, as at any date of determination, the sum of (i) the maximum aggregate amount that is or at any time thereafter may become available under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of Credit honored by all Issuing Banks and not theretofore reimbursed by the Borrower; provided, however, the Letters of Credit Usage of an Issuing Bank shall be deemed to be only such portion of the Letters of Credit Usage of such Issuing Bank which Banks have not bought by participation pursuant to Section 1.13(a).

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien, claim, hypothecation, assignment for security or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof) and, to the extent not co-extensive with such definitions, the definition of "Lien" or "Liens" in the Security Documents.

                  "Loan Facility" means the credit facility evidenced by the Total Revolving Loan Commitment.

                  "Lunati" means Lunati Cams, Inc., LMT Motor Sports Corporation and Lunati & Taylor Pistons, Incorporated.

                  "Lunati Acquisition" means the acquisition of all of the capital stock of Lunati by the Borrower for total consideration, including fees and expenses, of approximately $20,000,000.

                  "Lunati Purchase Agreement" means the Stock Purchase Agreement dated as of October 26, 1998 among, inter alia, the Borrower and Lunati Cams, Inc., LMT Motor Sports Corporation and Lunati & Taylor Pistons, Incorporated.

                  "Management Stock" means the Common Stock held by the Management Stockholders or their permitted transferees.

                  "Management Stockholder" means the members of management of Holdings and its Subsidiaries who are parties to a stockholders agreement with Holdings and the other parties named therein or who otherwise have agreed to be bound by the provisions thereof.

                  "Materially Adverse Effect" means (i) any materially adverse effect (both before and after giving effect to the transactions contemplated hereby and by the other Documents) with respect to the operations, business, properties, assets, nature of assets, liabilities (contingent or otherwise), condition (financial or otherwise) or prospects of Holdings and its Subsidiaries, taken as a whole, (ii) any fact or circumstance (whether or not the result thereof would be covered by insurance) as to which singly or in the aggregate there is a reasonable likelihood of (w) a materially adverse change described in clause (i) with respect to Holdings and its Subsidiaries, taken as a whole, (x) the inability of any Credit Party to perform in any material respect its Obligations hereunder or under any of the other Documents or the inability of the Lenders to enforce in any material respect their rights purported to be granted hereunder or under any of the other Documents or the Obligations (including realizing on the Collateral), or
(y) a materially adverse effect on the ability to effect (including hindering or unduly delaying) the transactions contemplated hereby and by the Documents on the terms contemplated hereby and thereby or (iii) any fact or circumstance relating to any Credit Party as to which singly or in the aggregate there is a reasonable likelihood of any significant liability on the part of the Banks or the Administrative Agent.

                  "Maturity Date" shall mean the Revolving Maturity Date.

                  "Minimum Borrowing Amount" means $250,000.

                  "Multiemployer Plan" shall mean a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA (i) to which any ERISA Entity is then making or accruing an obligation to make contributions, (ii) to which any ERISA Entity has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be an ERISA Entity during such five year period, or (iii) with respect to which a Credit Party is reasonably likely to incur liability.

                  "Net Cash Proceeds" means, with respect to any Asset Sale, the aggregate cash payments received by the Borrower and/or any of its Subsidiaries, as the case may be, from such Asset Sale, net of direct expenses of sale; provided that, with respect to taxes, expenses shall only include taxes to the extent that taxes are payable in cash in the current year or in the next succeeding year with respect to the current year as a result of such Asset Sale; and provided, further, that Net Cash Proceeds shall not include any amounts or items included in the definition of Financing Proceeds or Net Financing Proceeds (including in any proviso appearing therein or exclusion therefrom).

                  "Net Financing Proceeds" means Financing Proceeds, net of direct expenses of the transaction and net of taxes (including income taxes) currently paid or payable in cash as a result thereof in the current year or in the next succeeding year with respect to the current year as a result of the transaction generating Net Financing Proceeds.

                  "Notice of Borrowing" has the meaning provided in Section
1.03.

                  "Notice of Continuance/Conversion" has the meaning provided in Section 1.06 and shall be substantially in the form of Exhibit G hereto.

                  "Obligations" means all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Administrative Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document or secured by any of the Security Documents.

                  "Offering Memorandum" means the offering circular dated September 15, 1999 relating to the Senior Notes.

                  "Officers' Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by its Chairman of the Board (if an officer) or its President or one of its Vice Presidents and by its Chief Financial Officer or its Treasurer or any Assistant Treasurer; provided that every Officers' Certificate with respect to compliance with a condition precedent to the making of any Loan hereunder shall include, on behalf of Holdings or the Borrower, (i) a statement that the officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

                  "Officers' Solvency Certificate" means the Officers' Solvency Certificate in the form set forth as Exhibit K hereto.

                  "Operating Lease" of any Person, shall mean any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) by such Person as Lessee which is not a Capital Lease.

                  "Original Credit Agreement" has the meaning provided in the recitals.

                  "PBGC" shall mean the United States Pension Benefit Guaranty Corporation or any successor thereto.

                  "Pending Acquisitions" means the potential acquisition by the Borrower or any of its Subsidiaries of Biggs Manufacturing, Inc., Nitrous Oxide Systems, Inc. and Earl's Supply Company, Inc.

                  "Pension Plan" shall mean an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or
Section 302 of ERISA and is maintained or contributed to by an ERISA or with respect to which a Credit Party could incur liability.

                  "Permitted Encumbrances" has the meaning provided in Section 7.03.

                  "Permitted Holders" means Holdings, Kolhberg, any of their respective controlled Affiliates, Jeffrey G. King, Robert L. Wineland, James R. Vance and John H. Nickoloff.

                  "Person" means any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Pledged Collateral" means all the Pledged Collateral as defined in each of the Security Agreements.

                  "Pledged Securities" has the meaning provided in the Security Agreements.

                  "Prior Liens" means Liens which, to the extent permitted by the provisions of any Security Document, are or may be superior to the Lien of such Security Document.

                  "Projected Financial Statements" has the meaning provided in
Section 5.11(c).

                  "Purchase Agreement" means, collectively, the Holley Purchase Agreement, the Hooker Purchase Agreement, the Weiand Purchase Agreement, the Lunati Purchase Agreement, and any purchase agreements entered into in connection with the Pending Acquisitions.

                  "Real Property" means all right, title and interest of any Credit Party or its respective Subsidiaries (including, without limitation, any leasehold estate) in and to a parcel of real property owned or operated by any Credit Party together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof.

                  "Reference Banks" means Indosuez, Citibank, N.A. and Chase
Bank.

                  "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

                  "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

                  "Required Banks" shall mean at any time two or more Banks (if at the time there are at least two Banks) holding at least 51% of the Total Commitments held by Banks (or, if the Total Commitments shall have been terminated, Banks holding at least 51% of the outstanding Loans); provided that for the purposes of Section 4, the requirement that any document, agreement, certificate or other writing is to be satisfactory to the Required Banks shall be satisfied if (x) such document, agreement, certificate or other writing was delivered in its final form to the Banks prior to the Effective Date (or if amended or modified thereafter, the Administrative Agent has reasonably determined such amendment or modification not to be material), (y) such document, agreement, certificate or other writing is satisfactory to the Administrative Agent and (z) Banks holding more than 33-1/3% of the Total Commitments held by Banks have not objected in writing to such document, agreement, certificate or other writing to the Administrative Agent prior to the Closing Date.

                  "Reserve Adjusted Eurodollar Loan" means each Loan bearing interest based on the Eurodollar Rate as provided in Section 1.08(b).

                  "Revolving Loan Commitment" means, with respect to each Bank, the amount set forth below such Bank's name on the signature pages hereto directly below the column entitled "Revolving Loan Commitment," as such amount may be reduced from time to time pursuant to Sections 2.01, 2.02 and/or 8.

                  "Revolving Loan Commitment Termination Date" means the Business Day immediately preceding the Revolving Maturity Date.

                  "Revolving Loans" has the meaning provided in Section 1.01.

                  "Revolving Maturity Date" shall mean, with respect to each Bank, the last Business Day of June 2003.

                  "Revolving Note" has the meaning provided in Section 1.05(a).

                  "SEC" means the Securities and Exchange Commission or any successor thereto.

                  "Securities" means any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Security Agreements" means and includes the General Security Agreement and any other general security agreements delivered pursuant to
Section 6.15.

                  "Security Documents" means each of the Security Agreements and any other documents utilized to pledge as Collateral for the Obligations any property or assets of whatever kind or nature.

                  "Senior Notes" has the meaning provided in the recitals.

                  "Standby Letter of Credit" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) workers' compensation liabilities of the Borrower or any of its Subsidiaries, (ii) the obligations of third-party insurers of the Borrower or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third-party insurers to obtain such letters of credit, or (iii) performance, payment, deposit or surety obligations of the Borrower or any of its Subsidiaries if required by law or governmental rule or regulation or in accordance with custom and practice in the industry.

                  "State, Local and Foreign Real Property Disclosure Requirements" means any state or local laws requiring notification of the buyer of real property, or notification, registration, or filing to or with any state or local agency, prior to the sale of any real property or transfer of control of an establishment, of the actual or threatened presence or release into the environment, or the use, disposal, or handling of Hazardous Materials on, at, under, or near the real property to be sold or the establishment for which control is to be transferred.

                  "Subsidiary" of any Person means and includes (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (excluding stock of any class or classes of such corporation that might have voting power solely by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time.

                  "Subsidiary Guarantees" means each subsidiary guarantee executed and delivered by the Subsidiaries of the Borrower, substantially in the form of Exhibit C-2, except for such changes as shall have been approved by the Administrative Agent, as the same may after its execution be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

                  "Subsidiary Guarantor" means any Credit Party other than Holdings that executes and delivers a Subsidiary Guaranty.

                  "Taxes" has the meaning provided in Section 3.04.

                  "Test Period" means the four consecutive complete fiscal quarters of Holdings then last ended.

                  "Total Revolving Loan Commitments" means the sum of the Revolving Loan Commitment of each of the Banks.

                  "Type" means a Base Rate Loan or Reserve Adjusted Eurodollar Loan.

                  "UCC" means the Uniform Commercial Code as in effect in the State of New York.

                  "Vested Options" means exercisable options to purchase shares of Common Stock granted to any Management Stockholder pursuant to Holdings' stock option plan or any similar plan.

                  "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

                  "Weiand Acquisition" means the acquisition of all of the capital stock of Weiand Automotive Industries, Inc. by the Borrower for total consideration, including fees and expenses, of approximately $6,900,000.

                  "Weiand Purchase Agreement" means the Stock Purchase Agreement dated as of August 7, 1998 among, inter alia, the Borrower and Weiand Automotive Industries, Inc.

                  "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

                  "Wholly-Owned Subsidiary" of any Person means any Subsidiary of such Person to the extent all of the capital stock or other ownership interests in such Subsidiary, other than directors' or nominees' qualifying shares, is owned directly or indirectly by such Person.

                  "Written" or "in writing" means any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.

                  "Year 2000 Problem" means any significant risk that computer hardware or software used in the Borrower's or its Subsidiaries' businesses or operations will not, in the case of dates or time periods occurring after December 31, 1999, func-tion at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

                  SECTION 10. The Agents.

                  10.01. Appointment. Each Bank hereby irrevocably designates and appoints Indosuez as Administrative Agent (such term to include the Administrative Agent acting as Collateral Agent or in any other representative capacity under any other Credit Document) and Comerica Bank as Co-Agent, of such Bank to act as specified herein and in the other Credit Documents and each such Bank hereby irrevocably authorizes the Agents to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Agents by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Agents agree to act as such upon the express conditions contained in this
Section 10. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agents shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agents. The provisions of this Section 10 are solely for the benefit of the Agents and the Banks, and no Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agents shall act solely as agents of the Banks and do not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party. The Borrower hereby agrees to pay the Administrative Agent an annual agency fee of $100,000.

                  10.02. Delegation of Duties. The Agents may execute any of their duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 10.03.

                  10.03. Exculpatory Provisions. None of the Agents nor any of their officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties by any Credit Party or any of its respective officers contained in this Agreement, any other Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Document or for any failure of any Credit Party or any Subsidiary of a Credit Party or any of their respective officers to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of any Credit Party or any Subsidiary of a Credit Party. No Agent shall be responsible to any Bank for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by such Agent to the Banks or by or on behalf of any Credit Party to such Agent or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

                  10.04. Reliance by the Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Credit Parties), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Banks (or to the extent specifically provided in Section 11.12, all the Banks), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

                  10.05. Notice of Default. No Agent shall be deemed to have knowledge of the occurrence of any Default or Event of Default, other than a default in the payment of principal or interest on the Loans hereunder, unless it has received notice from a Bank or the Borrower or any other Credit Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in best interest of the Banks.

                  10.06. Non-Reliance on Agent and Other Banks. Each Bank expressly acknowledges that neither the Agents nor any of their officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of any Credit Party or any Subsidiary of a Credit Party, shall be deemed to constitute any representation or warranty by such Agent to any Bank. Each Bank represents to each Agent that it has, independently and without reliance upon such Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties and their respective Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement and the other agreements contemplated hereby. Each Bank also represents that it will, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties and their respective Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Credit Parties or any of their respective Subsidiaries which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates. Neither of the Agents nor any Bank shall be deemed to be a fiduciary or have any fiduciary duty to any other Bank or any Credit Party.

                  10.07. Indemnification. The Banks agree to indemnify each Agent in its capacity as such or in any other representative capacity under any other Credit Document ratably according to their aggregate Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time

(including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against such Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by such Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Credit Parties or any of their respective Subsidiaries; provided that no Bank shall be liable to any Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 10.07 shall survive the payment of all Obligations.

                  10.08. The Agents in Their Individual Capacities. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Credit Parties, their respective Subsidiaries and other Affiliates of the Borrower as though such Agent were not an Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, each Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not an Agent, and the terms "Bank" and "Banks" shall include each Agent in its individual capacity.

                  10.09. Successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent and Collateral Agent hereunder by a successor Agent, the term "Administrative Agent" shall include such successor administrative agent effective upon its appointment, and the resigning Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the retiring Administrative Agent's resignation hereunder as Administrative Agent, the pro-visions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                  10.10. Resignation by Administrative Agent. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder at any time by giving 15 Business Days' prior written notice to the Borrower and the Banks. Such resignation shall take effect upon the acceptance by a successor Administrative Agent of appointment pursuant to subsections (b) and (c) below or as otherwise provided below.

                  (b) Upon any such notice of resignation of the Administrative Agent, the Required Banks shall appoint a successor Administrative Agent acceptable to the Borrower and which shall be an incorporated bank or trust company or other qualified financial institution with operations in the United States and total assets of at least $1 billion.

                  (c) If a successor Administrative Agent shall not have been so appointed within said 15 Business Day period, the resigning Administrative Agent with the consent of the Borrower shall then appoint a successor Administrative Agent (which shall be an incorporated bank or trust company or other qualified financial institution with operations in the United States and total assets of at least $1 billion) who shall serve as Administrative Agent until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

                  (d) If no successor Administrative Agent has been appointed pursuant to subsection (b) or (c) by the 20th Business Day after the date such notice of resignation was given by the resigning Administrative Agent, such Administrative Agent's resignation shall become effective and the Required Banks shall thereafter perform all the duties of Administrative Agent hereunder until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

                  (e) Notwithstanding anything to the contrary contained in this Section 10, Indosuez, as Administrative Agent, may transfer its rights and obligations to perform all of its functions and duties hereunder to its parent company or to any Affiliate of it or its parent company.

                  10.11. Co-Agent. Notwithstanding anything to the contrary in this Agreement, the Co-Agent, in such capacity, shall have no obligations, duties or responsibilities, and shall incur no liabilities, under this Agreement or any other Document.

                  SECTION 11. Miscellaneous.

                  11.01. Payment of Expenses, etc. The Borrower agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses (x) of the Administrative Agent in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of Cahill Gordon & Reindel and local counsel to the Banks) with prior notice to the Borrower of the engagement of any counsel and (y) of each of the Banks in connection with the enforcement of the Credit Documents (including in connection with any "work-out" or other restructuring of the Borrower's Obligations or in connection with any bankruptcy, reorganization or similar proceeding with respect to any Credit Party or its Subsidiaries) and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for each of the Banks) with prior notice to the Borrower of the engagement of any counsel and the reasonable fees and expenses of any appraisers or any consultants or other advisors engaged with prior notice to the Borrower of any such engagement with respect to environmental or other matters; (ii) pay all reasonable out-of-pocket costs and expenses of the Administrative Agent or Indosuez in connection with the assignment or attempted assignment to any other Person of all or any portion of Indosuez's interest under this Agreement pursuant to Section 11.04 incurred prior to 120 days following the Closing Date; (iii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iv) indemnify each Bank, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses (including, without limitation, any and all losses, liabilities, claims, damages or expenses arising under Environmental Laws) incurred by any of them as a result of, or arising out of, or in any way related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Revolving Loans hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the documented reasonable fees and disbursements of counsel incurred by any of them (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

                  11.02. Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of such Credit Party purchased by such Bank pursuant to Section 11.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                  11.03. Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telex, telecopier or cable communication) and mailed, telexed, telecopied, cabled, hand delivered, if to any Credit Party, to:

                     Holley Performance Products Inc.
                     P.O. Box 10360
                     Bowling Green, Kentucky  42102
                     Telecopy No.:  (502) 745-9545
                     Attention:  Robert L. Wineland

                     With copies to:

                     Kohlberg & Co.
                     111 Radio Circle
                     Mt. Kisco, NY  10549
                     Telecopy No.:  (914)-241-7476
                     Attention:  Christopher Lacovara

                     Hunton & Williams
                     NationsBank Plaza
                     Suite 4100
                     600 Peachtree Street N.E.
                     Atlanta, GA  30308-2216
                     Telecopy No.:  (404) 888-4190
                     Attention:  Adam Salassi, Esq.

if to any Bank, at its address specified for such Bank on Annex II hereto; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall, when mailed, be effective upon receipt, or when telexed, telecopied, or cabled or sent by overnight courier, be effective when delivered to the cable company or overnight courier, as the case may be, or when sent by telex or telecopier, except that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.

                  11.04. Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, all future holders of the

Notes, and their respective successors and assigns; provided that no Credit Party may assign or transfer any of its interests hereunder without the prior written consent of all of the Banks in their sole discretion; and provided, further, that the rights of each Bank to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth below in this Section 11.04; provided that nothing in this Section
11.04 shall prevent or prohibit any Bank, without the consent of the Administrative Agent, from (i) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank or, with respect to any bank that is a fund that invests in bank loans, pledging all or any portion of its interests, rights and obligations under this Agreement (including all or a portion of the Loans owing to it) to any trustee or any other representative of holders of obligations owed or securities issued by such fund as security for such obligations or securities, and (ii) subject to Section 11.04(b)(B), granting participations in or assignments of all or a portion of such Bank's Loans, Notes and/or Commitments hereunder (y) to its parent company and/or to any Affiliate of such Bank that is at least 50% owned by such Bank or its parent company or to an Approved Fund of any Bank, (z) to an entity managed by a Person referred to in Section 11.04(a)(ii)(y).

                  (b) Each Bank shall have the right to transfer, assign or grant participations in all or any part of its remaining Loans, Notes and/or Commitments hereunder on the basis set forth below in this clause (b). Each Bank may furnish any information concerning the Borrower in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants).

                  (A) Assignments. Each Bank, with the written consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed, which shall be evidenced on the notice in the form of Exhibit E-1 hereto, may assign pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit E-2 hereto all or a portion of its Revolving Loans, Revolving Notes and/or Revolving Loan Commitments hereunder pursuant to this clause (b)(A) to
         (x) one or more Banks or (y) one or
         more commercial banks, funds or other financial or lending institutions; provided that any such assignment pursuant to this clause (y) shall be in an amount equal to at least $1,000,000 or such Bank's remaining Revolving Loans, Revolving Notes or Revolving Loan Commitments. Any assignment pursuant to this clause (b)(A) will become effective no later than five Business Days after the Administrative Agent's receipt of (i) a written notice in the form of Exhibit H-1 hereto from the assigning Bank and the assignee Bank and (ii) a processing and recordation fee of $3,500 from the assigning Bank in connection with the Administrative Agent's recording of such sale, assignment, transfer or negotiation; provided that such fee shall only be payable if the assignment is between a Bank and a party that is not a Bank, a Bank's parent or its Affiliate prior to the assignment. If requested, the Borrower shall issue new Notes to the assignee in conformity with Section 1.05 and the assignor shall return the old Revolving Notes, if any, to the Borrower. Upon the effectiveness of any assignment in accordance with this clause (b)(A), the assignee will become a "Bank" for all purposes of this Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Bank shall be relieved of its obligations hereunder with respect to the Revolving Loans, Revolving Notes or Revolving Loan Commitments being assigned. The Administrative Agent shall maintain at its address specified in Annex II hereto a copy of each Assignment Agreement delivered to and accepted by it and a register in which it shall record the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent demonstrable error, and the Borrower, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Administrative Agent or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  (B) Participations. Each Bank may transfer, grant or assign participations in all or any part of such Bank's Revolving Loans, Revolving Notes and/or Revolving Loan Commitments hereunder pursuant to this clause (b)(B) to any Person; provided that (i) such Bank shall remain a "Bank" for all purposes of this Agreement and the transferee of such participation shall not constitute a Bank hereunder and (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would
         (x) extend the scheduled final maturity date of any of the Revolving Loans, Revolving Notes or Revolving Loan Commitments in which such participant is participating or (y) reduce the principal amount, interest rate or fees applicable to any of the Revolving Loans, Revolving Notes or Revolving Loan Commitments in which such participant is participating or postpone the payment of any interest or fees or (z) release all or substantially all of the Collateral (except as expressly permitted by the Credit Documents). In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against the granting Bank in respect of such participation to be those set forth in the agreement with such Bank creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation; provided that such participant shall be considered to be a "Bank" for purposes of Sections 11.02 and 11.06(b).

                  11.05. No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and the Administrative Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein ex-pressly provided are cumulative and not exclusive of any rights or remedies which the Agents or any Bank would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agents or the Banks to any other or further action in any circumstances without notice or demand.

                  11.06. Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall distribute such payment to the Banks pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                  (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligations then owed and due to such Bank bears to the total of such Obligations then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  11.07. Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Bor-rower to the Banks); provided that, except as otherwise specifically provided herein, all computations determining compliance with Section 7 and all definitions used herein for any purpose shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the historical financial statements delivered to the Banks pursuant to Section 4.01(j). In the event any "Accounting Changes" (as defined below) shall occur and such changes affect financial covenants, standards or terms in this Agreement, then Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of the Borrower shall be the same after such Accounting Changes as if such Accounting Changes had not been made, and until such time as such an amendment shall have been executed and delivered by the Borrower and the Required Banks, (i) all financial covenants, standards and terms in this Agreement shall be calculated and/or construed as if such Accounting Changes had not been made, and (ii) the Borrower shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered hereunder that show the difference between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "Accounting Changes" means: (i) changes in accounting principles required by GAAP and implemented by the Borrower; and (ii) changes in accounting principles recommended by Borrower's certified public accountants and implemented by Borrower.

                  (b) All computations of interest and fees hereunder shall be made on the actual number of days elapsed over a year of 365 days; provided, however, that all computations of interest on Reserve Adjusted Eurodollar Loans and Commitment Commission shall be made on the actual number of days elapsed over a year of 360 days.

                  11.08. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AP-

PLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH CREDIT PARTY AND ITS RESPECTIVE SUBSIDIARIES HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH CREDIT PARTY AND ITS RESPECTIVE SUBSIDIARIES FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO CORPORATION SERVICE COMPANY (116 JOHN STREET, NEW YORK, NEW YORK), ITS AGENT FOR SERVICE OF PROCESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH CREDIT PARTY AND ITS RESPECTIVE SUBSIDIARIES HEREBY IRREVOCABLY APPOINTS CORPORATION SERVICE COMPANY, TO SERVE AS ITS AGENT FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY OR ITS RESPECTIVE SUBSIDIARIES IN ANY OTHER JURISDICTION.

                  EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN THE CLAUSE ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  11.09. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

                  11.10. Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Borrower and each of the Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at the Administrative Agent's Office or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written, telex or telecopy notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Borrower and each Bank prompt written notice of the occurrence of the Effective Date.

                  11.11. Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  11.12. Amendment or Waiver. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Required Banks; provided that no such change, waiver, discharge or termination shall, without the consent of each affected Bank and the Administrative Agent, (i) extend the scheduled final maturity date of any Loan, or any portion thereof, or reduce the rate or extend the time of payment of interest thereon or fees or reduce the principal amount thereof, or increase the Commitments of any Bank or the Total Revolving Loan Commitments, in each case over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of any Revolving Loan Commitment of any Bank), (ii) release all or substantially all of the Collateral or Guarantees (except as expressly permitted by the Credit Documents), (iii) amend, modify or waive any provision of Section 1.10, 1.11, 3.04, 8.01, 8.05, 10.07, 11.01, 11.02, 11.04, 11.06,
11.07(b) or 11.12, (iv) reduce any percentage specified in, or otherwise modify, the definition of Required Banks or (v) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement. No provision of Section 10 may be amended without the written consent of the Administra-tive Agent and no provision of Section 10.11 may be amended without the written consent of the Co-Agent.

                  11.13. Survival. All indemnities set forth herein or in the Original Credit Agreement, including, without limitation, in Section 1.11, 3.04, 10.07 or 11.01 shall survive the execution and delivery of this Agreement and the making of the Revolving Loans, the repayment of the Obligations and the termination of the Total Revolving Commitments.

                  11.14. Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any branch office, Subsidiary or Affiliate of such Bank.

                  11.15. Waiver of Jury Trial. Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the Credit Documents or the transactions contemplated hereby or thereby.

                  11.16. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

                  11.17. Affirmation of Guarantees. Each Guarantor hereby acknowledges that it has read this Agreement and consents to the terms hereof and further confirms and agrees that, notwithstanding the effectiveness of this Agreement, its obligations under its guarantee under the Original Credit Agreement shall not be impaired or affected and such guarantee is, and shall continue to be, in full force and effect as a guarantee with respect to the Obligations under this Agreement and is hereby confirmed and ratified in all respects.

                  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.


                                   KHPP HOLDINGS, INC.



                                   By:  /s/ Christopher Lacuvara
                                        ---------------------------------------
                                        Name: Christopher Lacuvara
                                        Title:


                                   HOLLEY PERFORMANCE PRODUCTS INC.



                                   By:  /s/ Robert L. Wineland
                                        ---------------------------------------
                                        Name: Robert L. Wineland
                                        Title: Chief Financial Officer


                                   WEIAND AUTOMOTIVE INDUSTRIES, INC.



                                   By:  /s/ Robert L. Wineland
                                        ---------------------------------------
                                        Name: Robert L. Wineland
                                        Title: Chief Financial Officer


                                   LUNATI CAMS, INC.



                                   By:  /s/ Robert L. Wineland
                                        ---------------------------------------
                                        Name: Robert L. Wineland
                                        Title: Chief Financial Officer


                                   LMT MOTOR SPORTS CORPORATION



                                   By:  /s/ Robert L. Wineland
                                        ---------------------------------------
                                        Name: Robert L. Wineland
                                        Title: Chief Financial Officer

                                   LUNATI & TAYLOR PISTONS, INCORPORATED



                                   By:  /s/ Robert L. Wineland
                                        ---------------------------------------
                                        Name: Robert L. Wineland
                                        Title: Chief Financial Officer


                                   HOLLEY PERFORMANCE SYSTEMS, INC.



                                   By:  /s/ Robert L. Wineland
                                        ---------------------------------------
                                        Name: Robert L. Wineland
                                        Title: Chief Financial Officer


                                   HOOKER INDUSTRIES INC.



                                   By:  /s/ Robert L. Wineland
                                        ---------------------------------------
                                        Name: Robert L. Wineland
                                        Title: Chief Financial Officer

                  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

                                   CREDIT AGRICOLE INDOSUEZ,
                                   as  Administrative Agent and as a Bank



                                   By: /s/ Ian Sugarman
                                       ----------------------------------------
                                       Name:
                                       Title:



                                   By: /s/
                                       ----------------------------------------
                                       Name:
                                       Title:



                                   Revolving Loan Commitment:  $8,300,000.00

                  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

                                   COMERICA BANK,
                                   as Co-Agent and as a Bank



                                   By:  /s/
                                       ----------------------------------------
                                       Name:
                                       Title:



                                   Revolving Loan Commitment:  $8,000,000.000

                  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

                                BANK AUSTRIA CREDITANSTALT CORPORATE FINANCE, INC., as a Bank




                                By:         /s/
                                    -------------------------------------------
                                    Name:
                                    Title:





                                By:         /s/
                                    -------------------------------------------
                                    Name:
                                    Title:




                                Revolving Loan Commitment:  $5,000,000.00

                  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

                                   CIBC INC.,
                                   as a Bank



                                   By:         /s/
                                        ---------------------------------------
                                        Name:
                                        Title:





                                   By:         /s/
                                        ---------------------------------------
                                        Name:
                                        Title:




                                   Revolving Loan Commitment:  $3,700,000.00

         Annexes, Schedules and Exhibits are intentionally omitted but will be provided upon request.